ORIGINAL

IN THE COURT OF COMMON PLEAS OF INDIANA COUNTY, PENNSYLVANIA

FTS GROUP, INC,

Plaintiff,

v.

ALPHA CAPITAL ANSTALT, WHALEHAVEN CAPITAL FUND LIMITED, ELLIS INTERNATIONAL, LTD., PLATINUM LONG TERM GROWTH V. AND RICHARD E. MILLER,

Defendants.

CIVIL DIVISION

NO. 12535 CD 2008

VERIFIED COMPLAINT IN CIVIL ACTION SEEKING EQUITABLE, LEGAL AND DECLARATORY RELIEF

Filed on behalf of Plaintiff

Counsel of Record for This Party:

Robert J. Ridge, Esquire
Pa. I.D. No. 58651
Allen M. Lopus, Esquire
Pa. I.D. No. 76544
Andrew G. Jenkins, Esquire
Pa. I.D. No. 91322

THORP REED & ARMSTRONG, LLP
Firm I.D. No. 282
One Oxford Centre
301 Grant Street, 14th Floor
Pittsburgh, PA 15219
(412) 394-7711

TO THE DEFENDANTS:

YOU ARE REQUIRED TO PLEAD TO THE WITHIN **COMPLAINT SEEKING EQUITABLE, LEGAL AND DECLARATORY RELIEF** WITHIN TWENTY (20) DAYS FROM THE DATE OF SERVICE

[signature]
COUNSEL FOR PLAINTIFF

FILED
2008 DEC 18 A 10:59
INDIANA COUNTY
PROTHONOTARY AND
CLERK OF COURTS

2009500397:1 1

IN THE COURT OF COMMON PLEAS OF INDIANA COUNTY, PENNSYLVANIA

FTS GROUP, INC.,	CIVIL DIVISION
Plaintiff,	No.
v.	
ALPHA CAPITAL ANSTALT, WHALEHAVEN CAPITAL FUND LIMITED, ELLIS INTERNATIONAL, LTD., PLATINUM LONG TERM GROWTH V. AND RICHARD E. MILLER,	
Defendants.	

VERIFIED COMPLAINT IN CIVIL ACTION SEEKING EQUITABLE, LEGAL AND DECLARATORY RELIEF

FTS Group, Inc. ("FTS"), by and through its undersigned counsel, Robert J. Ridge, Allen M. Lopus, Andrew G. Jenkins and Thorp Reed & Armstrong, LLP, hereby files the following Complaint pursuant to Pennsylvania Rule of Civil Procedure 1531 seeking equitable (injunctive), legal and declaratory relief. In support thereof, FTS states as follows:

A. Nature of the Action

1. Through this action, FTS seeks, among other things, the following: a declaratory judgment that Defendants have no legal right to have confiscated the outstanding stock of See World Satellites, Inc. ("See World"); a declaratory judgment invalidating the *ultra vires* actions taken with respect to See World by Alpha Capital Anstalt, Whalehaven Capital Fund Limited, Ellis International, Ltd., Platinum Long Term Growth V (collectively, the "Corporate Defendants") and Richard E. Miller ("Miller")(collectively "Defendants"), which removed the

officers and director of See World and appointed replacements therefore; preliminary and permanent injunctive relief preventing the Defendants from engaging in further breaches of the contracts between the parties and tortious and/or injurious activity; recovery of the assets of See World in replevin; and damages for breach of contract, breach of the covenant of good faith and fair dealing, unjust enrichment, conversion and conspiracy, together with an accounting of the assets including, but not limited to, the See World stock obtained from escrow agent Grushko & Mittman, P.C., and the funds obtained from See World's former bank account, which Defendants have improperly converted.

B. The Parties

2. FTS is a Nevada corporation having a primary place of business of 300 State Street East, Suite 226, Oldsmar, Florida 34677.

3. FTS Group is an acquisition and development company focused on acquiring, developing and investing in profitable businesses and viable business ventures.

4. FTS is the rightful owner of See World -- one of the nation's leading regional service providers for, among others, Echostar's DISH Network satellite television service.

5. See World is located in Indiana, Pennsylvania and markets, sells and installs satellite TV systems for DISH, primarily in the western Pennsylvania market.

6. FTS owns a 100% ownership interest in all outstanding shares of See World, which it acquired from Miller in January of 2006.

7. Miller is an adult individual and Pennsylvania resident with an address of 229 3rd Avenue, Homer City, Pennsylvania 15748.

8. Alpha Capital Anstalt ("Alpha") is a hedge fund with a principal place of business of Pradafant 7, 9490 Furstentums, Vaduz, Liechtenstein.

9. Ellis International Ltd. ("Ellis") is a hedge fund with a principal place of business of 53rd Street, Urbanizacion Obarrio, Swiss Tower, 16th Floor, Panama, Republic of Panama.

10. Platinum Long Term Growth V ("Platinum") is a hedge fund with a principal place of business of 152 West 57th Street, 54th Floor, New York, New York 10019.

11. Whalehaven Capital Fund Limited ("Whalehaven") is a hedge fund with a business address of FWS Capital Ltd., 3rd Floor, 14 Par-Laville Road, Hamilton, Bermuda HM 08.

C. Factual Background

1. The 2006 Transaction

12. In January of 2006, FTS agreed to purchase all of the outstanding stock of See World from Miller in exchange for $5,500,000.00. FTS and Miller entered into a Stock Purchase Agreement, dated January 3, 2006 (the "2006 Stock Purchase Agreement"), which defined their respective rights and obligations with respect to the transaction. A copy of the 2006 Stock Purchase Agreement is attached hereto as Exhibit A.

13. In connection with the execution of the 2006 Stock Purchase Agreement, FTS executed a promissory note in favor of Miller in the amount of $3,500,000.00 (the "2006 Note"). A true and correct copy of the 2006 Note is attached hereto as Exhibit B.

14. In connection with the 2006 Stock Purchase Agreement and the 2006 Note, FTS and Miller entered into a Stock Escrow Agreement (the "2006 Stock Escrow Agreement") which provided that the See World stock purchased would be escrowed as security until certain

payment obligations were satisfied. A true and correct copy of the 2006 Stock Escrow Agreement is attached hereto as Exhibit C.

15. The 2006 Stock Escrow Agreement contains detailed provisions regarding the disposition of the See World stock in the event of a default on the 2006 Note.

16. Specifically, Section 4 of the 2006 Stock Escrow Agreement provides that, upon default, the non-defaulting party must provide written notice of the default. If the default is not cured within fifteen days, the note holder may make demand upon the escrow agent for release of the escrowed See World stock. Thereafter, the escrow agent must wait 20 days to give FTS an opportunity to contest the request for release of the See World stock. If a dispute is raised, the See World stock is to be held in escrow until the dispute is resolved. If no dispute is raised, the See World stock can be released to the holder of the 2006 Note.

17. In connection with the 2006 Stock Purchase Agreement, Miller has, to date, received in excess of $3,700,000.00 dollars in cash, $1,000,000.00 worth of stock, and a $100,000.00 per year salary, plus health care and vacation benefits, from FTS and See World.

2. <u>The 2007 Transactions</u>

18. On or about January 22, 2007, an Assignment and Amendment No. 1 to the 2006 Note (the "2007 Assignment") was executed by and between FTS, Miller, and the four Corporate Defendants. A copy of the 2007 Assignment is attached hereto as Exhibit D. The 2007 Assignment assigned an interest in $1,000,000.00 of the 2006 Note to the Corporate Defendants, and in exchange the Corporate Defendants made a $1,000,000.00 payment to Miller on FTS's behalf.

19. The 2007 Assignment provided for several modifications to the 2006 Note, notably that the See World shares would be redeposited with a new escrow agent for the benefit of the Corporate Defendants pursuant to the terms of a new escrow agreement. Accordingly, the parties entered into a Funds Escrow Agreement, hereinafter referred to as the "2007 Funds Escrow Agreement." A true and correct copy of the 2007 Funds Escrow Agreement is attached hereto as Exhibit E. The 2007 Assignment specifically provided that all terms of the 2006 Note which were not specifically modified would remain "in full force and effect." *See* Section 2.2 of the 2007 Assignment.

20. In connection with the 2007 Assignment, FTS executed a series of promissory notes in favor of Alpha, Whalehaven, Ellis and Platinum (collectively, the "2007 Notes"). The See World stock served as collateral for the 2007 Notes. True and correct copies of the 2007 Notes are attached hereto collectively as Exhibit F. Alpha, Whalehaven, Ellis and Platinum were collectively assigned a "pro-rata portion" of the 2006 Note based on the assignment to them of a $1,000,000.00 portion of the $3,500,00.00 2006 Note. (See Article 2.1 section (c) of the 2007 Assignment). Article 2.1, section (d) states that "Upon full satisfaction and payment of an aggregate of $600,000.00 of the note principal, the See World shares will be released from escrow and returned to the Company."

21. The 2007 Notes each provide that, upon default, the Corporate Defendants would be able to exercise all rights and/or remedies provided by the 2006 Stock Purchase Agreement. *See* Article 3 of the 2007 Notes. The 2007 Assignment further provides, in Article 2.1, section (e), that if FTS misses a payment the holder has the right to convert the payment amount into FTS common shares at a 15% discount to the market price. Platinum has been repaid

$210,500.00 pursuant to this process. As of the date of filing of this Complaint, FTS has paid an aggregate of $210,500.00 of the 2007 Note assigned to Platinum through a series of debt conversions completed pursuant to the terms of this provision of the 2007 Assignment.

22. The 2007 Funds Escrow Agreement provided that the See World stock shares would be released "pursuant to the terms of the 2007 Assignment." *See* Article III, Section 3.1(a) of the 2007 Funds Escrow Agreement.

23. The 2007 Notes, the 2007 Assignment, and the 2007 Funds Escrow Agreement are silent on the manner in which, in the event of default, the See World stock can be properly released to the holders of the various notes. The 2007 Notes incorporate and specifically reiterate that all provisions of the 2006 Note remain in full force and effect, unless modified specifically. *See* Article II, Section 2.2 of the 2007 Assignment, Article III, Section 3.1(a) of the 2007 Funds Escrow Agreement and Articles 3 and 7 of the 2007 Notes.

24. The 2006 Note incorporates and/or references the 2006 Stock Escrow Agreement, which outlines the process for the release of the See World stock in the event of a default. *See* Article 7 of 2006 Note.

25. On or about January 29, 2007, Miller resigned his positions as President and Director of See World and entered into a consulting agreement with See World.

26. After his resignation as President and Director of See World, but while he was still engaged by See World as a consultant and employee, Miller was approached by representatives of the Corporate Defendants seeking to procure his assistance in a scheme to seize control of See World's stock, assets and operations. Upon information and belief, Miller agreed to assist the Corporate Defendants to seize control of See World.

3. The Corporate Defendants Improperly Demand Release of the Stock

27. On October 6, 2008, the Corporate Defendants made demand for the delivery of the See World stock upon the escrow agent holding the stock. *See* "Delivery Demands" made by the Corporate Defendants, true and correct copies of which are attached here collectively as Exhibit G.

28. The Corporate Defendants did not provide notice to FTS that the 2007 Notes were or are in default.

29. In their Delivery Demands, Defendants acknowledge the applicability of the 2006 Stock Escrow Agreement and the provisions contained therein, which provide the mechanism for the release and transfer of the See World stock. However, the Corporate Defendants completely disregarded this process in seizing possession of the stock.

30. Upon information and belief, the escrow agent, upon demand or sometime thereafter, transferred the See World stock to the Corporate Defendants. The escrow agent for See World, Grushko & Mittman, P.C., was at the time and remains the attorney for at least of the Corporate Defendants.

4. The Defendants Improperly Install New Directors of See World and Seize Control of See World's Assets

31. Upon information and belief, the Corporate Defendants took steps immediately upon receipt of the See World stock to take control of See World. Specifically, upon information and belief, Defendants removed David R. Rasmussen from his position as a director and CEO of See World and replaced him with Miller and Izak On, an individual affiliated with Alpha. These

actions were all taken in contravention of the written by-laws of See World, a true and correct copy of which is attached hereto as Exhibit H.[1]

32. Upon taking control of See World as outlined above, the Defendants moved swiftly, with Miller's assistance, to grab the assets of See World for their own benefit. Specifically, they took certain steps to eliminate the signature authority of Mr. Rasmussen for See World's bank accounts and apparently provided documentation to S&T Bank, with Miller's full cooperation, to convince it to close the See World bank account and to transfer the funds contained therein to the Defendants' possession and control. Leverage of Miller's relationships with S&T Bank representatives was instrumental in the seizure of See World's accounts. *See* Letter from Attorney Wayne Kablack, counsel for S&T Bank, a true and correct copy of which are attached hereto as Exhibit I. Upon the closing of the account and the transfer of the funds therein, the coup was complete and Defendants controlled See World and its assets.

COUNT I – DECLARATORY RELIEF
FTS v. Defendants

33. The averments of paragraphs 1 through 32 of this Complaint are incorporated by reference as if set forth at length herein.

34. This is a claim for a declaratory judgment pursuant to the Declaratory Judgments Act, 42 Pa.C.S. §§ 7531-7541.

35. FTS's interest in this matter is direct, substantial and present.

[1] *See* Article III, Section 7 and Article IV, Section 1 of See World's by-laws. Directors of See World are, pursuant to See World's by-laws, elected by the shareholders of See World. Any special meeting of shareholders, which would have had to have been convened to replace See World's directors as the Defendants represent that they have done, must be preceded by Notice to the shareholders. No notice of any special shareholders meeting was ever provided to FTS, the 100% owner of all outstanding stock of See World, prior to the replacement of the See World directors. Accordingly, any attempted or purported replacement of directors was ineffective and void.

36. An actual controversy exists, which threatens FTS's legal rights.

37. Under the terms of the operative agreements, the Corporate Defendants were required to provide notice to FTS prior to demanding the release of the See World stock. No notice was provided. Accordingly, the demand for, and release of, the See World stock by the escrow agent, Grushko & Mittman, P.C. was unlawful.

38. The Defendants' actions since receipt of the See World stock, including, but not limited to, their misappropriation of the corporate assets of See World, their restructuring of the leadership of See World, and their representations to third parties and customers that they stand in control of See World are unlawful and improper.

39. FTS has sustained significant damages as a result of Defendants' actions.

40. FTS is entitled to a declaration that it owns the See World stock and that the See World stock should be returned to escrow.

41. FTS is entitled to have the *ultra vires*, unlawful acts committed by the Defendants since their wrongful acquisition of the See World stock declared null and void.

WHEREFORE, FTS respectfully requests that this Court enter judgment in its favor and against the Defendants and to declare as its judgment:

a. That Corporate Defendants breached their contractual obligations by failing to give the required notice of default to FTS prior to demanding the release of the See World stock;

b. That the Corporate Defendants were not and are not entitled to possession or ownership of the See World stock;

c. That the See World stock is owned by FTS;

d. That Defendants have no right to possession or control of the assets of See World;

e. That FTS, as owner of the See World stock, is entitled to possession and control of See World's assets, including, but not limited to, the banks accounts associated with See World and the monies contained therein; and

f. That any action(s) taken by Defendants since they took control of the See World stock, including, but not limited to, the removal of officers and directors of See World and the appointment of replacement officers and directors, is null and void; and

g. That FTS is entitled to any such other relief as this Honorable Court deems proper.

COUNT II – BREACH OF CONTRACT
FTS v. Corporate Defendants

39. The averments of paragraphs 1 through 38 of this Complaint are incorporated by reference as if set forth at length herein.

40. The 2007 Notes, attached hereto, are valid and enforceable contracts between FTS and the Corporate Defendants. The 2007 Notes, by reference, incorporate certain elements of the 2006 Stock Purchase Agreement. The 2006 Stock Purchase Agreement incorporates the terms of the 2006 Stock Escrow Agreement, including the terms regarding the procedure to be followed upon an asserted event of default. The release of the See World stock, held as security for the 2007 Notes, is restricted by these valid and enforceable agreements by and between the Corporate Defendants and FTS.

41. On October 6, 2008, the Corporate Defendants made demand for delivery of the See World stock upon the escrow agent. *See* the "Delivery Demands" attached hereto as Exhibit G.

42. Said demand constitutes a breach of the parties' agreements. Specifically, it violates the provision in the 2006 Stock Escrow Agreement requiring the Defendants to give

notice **and** wait 15 days following a breach by FTS, **prior** to demanding the release of the See World stock. *See* 2006 Stock Escrow Agreement, Section 4.

43. The Corporate Defendants' violations of the terms of the 2007 Notes are material breaches thereof.

44. FTS has suffered damages in excess of $25,000.00 as a result of the Corporate Defendants' breaches.

WHEREFORE, FTS requests that the Court enter judgment in favor of FTS and against the Corporate Defendants in an amount in excess of the arbitration limits of Indiana County, together with attorneys fees, reasonable costs, expenses and all other amounts this Honorable Court deems appropriate.

COUNT III – UNJUST ENRICHMENT/QUANTUM MERUIT
FTS v. Defendants

45. The averments of paragraphs 1 through 44 of this Complaint are incorporated by reference as if set forth at length herein.

46. Through Defendants' actions described above, Defendants wrongfully took and acquired the See World stock and seized control of the assets of See World.

47. It would be unconscionable and inequitable for Defendants to retain the stock and assets of See World.

48. Defendants would be unjustly enriched if they were allowed to retain the stock and assets of See World.

WHEREFORE, FTS requests that the Court enter judgment in favor of FTS and against the Corporate Defendants in an amount in excess of the arbitration limits of Indiana County,

together with reasonable costs, expenses and all other amounts this Honorable Court deems appropriate.

COUNT IV – BREACH OF COVENANT OF GOOD FAITH AND FAIR DEALING
FTS v. Defendants

49. The averments of Paragraphs 1 through 48 of this Complaint are incorporated by reference as if set forth at length herein.

50. The contracts between the parties contained an implied covenant of good faith and fair dealing, which requires each party to deal fairly with one another, and refrain from acting in any manner which would deprive any other party of the benefit of its bargain.

51. The Defendants breached their respective duties of good faith and fair dealing to FTS under the contracts, thereby depriving FTS of the benefit of its bargains.

52. As a direct and proximate result of Defendants' breaches of their respective duties of good faith and fair dealing, FTS has incurred significant damages.

WHEREFORE, FTS requests that the Court enter judgment in favor of FTS and against the Defendants in an amount in excess of the arbitration limits of Indiana County, together with reasonable costs, punitive damages, expenses and all other amounts this Honorable Court deems appropriate.

COUNT V – CONVERSION
FTS v. Defendants

53. The averments of Paragraphs 1 through 52 of this Complaint are incorporated by reference as if set forth at length herein.

54. As a direct consequence and intended result of the Defendants' scheme to wrongfully acquire the See World stock and assets, the Defendants interfered with and/or otherwise deprived FTS of its possession, use and enjoyment of the See World stock and assets.

55. The Defendants did not have the consent of FTS to interfere with, possess or use the See World stock or assets owned by FTS.

56. The Defendants interfered with, possessed and/or used the See World stock and assets of FTS without any lawful justification for doing so.

57. In so interfering with, possessing or using the See World stock and assets of FTS, the Defendants reaped a financial windfall to which they were not legally or equitably entitled.

58. The conduct of the Defendants in converting the See World stock and assets of FTS as stated herein was outrageous, wanton, willful, malicious and oppressive, and is sufficient to support the finding of punitive damages under Pennsylvania law.

59. As a result of the Defendants' conversion of FTS's See World stock, FTS has been damaged in an amount in excess of $25,000.

WHEREFORE, FTS requests that the Court enter judgment in favor of FTS and against the Corporate Defendants in an amount in excess of the arbitration limits of Indiana County, together with reasonable costs, punitive damages, expenses and all other amounts this Honorable Court deems appropriate.

COUNT VI – REPLEVIN
FTS v. Defendants

60. The averments of Paragraphs 1 through 59 of this Complaint are incorporated by reference as if set forth at length herein.

61. The Defendants have taken into their possession various files, documents, computers, software programs, vehicles and other equipment and property related to See World which belong to FTS. Specifically, although not exhaustively, the Defendants have converted computers and associated equipment worth an estimated $8,500.00, office furniture and appointments worth approximately $10,000.00, a fork lift worth approximately $7,000.00, business software code and programs designed and developed by David Rasmussen valued at $100,000.00 and inventory associated with both the retail location of See World and with the service-providing arm of See World worth, in aggregate, approximately $160,000.00.

62. To date, and despite FTS's requests that this property be returned to FTS, the Defendants have not returned the items.

63. These files, documents, computers, vehicles and other property are unique resources, as they contain valuable and sensitive information and are otherwise essential for the operation of See World.

64. FTS is entitled to immediate possession of the See World property at issue.

65. The Defendants have no lawful claim to the See World property in their possession.

WHEREFORE, FTS respectfully requests that this Court enter judgment in its favor and against the Defendants directing that the Defendants immediately return the files, documents,, vehicles, computers, and other assets to FTS, and further awarding FTS its costs in this action and such other relief as this Court deems to be appropriate.

COUNT VII – CONSPIRACY
FTS v. Defendants

66. The averments of Paragraphs 1 through 65 of this Complaint are incorporated by reference as if set forth at length herein.

67. In creating, perpetuating and executing the scheme to wrongfully acquire control of See World and its stock and assets, two or more of the Defendants combined and/or agreed to unlawfully take steps to acquire the See World stock and assets and to take control of See World's operations.

68. Said agreement among the Defendants was executed through the following overt actions of Defendants, which include some or all of the following:

- making demand on the escrow agent for the release of the See World stock;
- representing to S&T Bank that the Defendants have a right to the bank account(s) of See World;
- and taking steps to remove the rightful director of See World and replace him with Miller and a representative of Alpha; and
- such other actions as discovery shall uncover.

69. The conspiracy among said Defendants to wrongfully acquire control of See World, its stock and assets was done for the common goal of gaining control of See World and its assets for the benefit of the Defendants and with the specific intent of doing harm to FTS.

70. The conduct of the Defendants in participating in the conspiracy and in converting the See World stock and assets as stated herein was outrageous, wanton, willful, malicious and oppressive, and is sufficient to support the finding of punitive damages under Pennsylvania law.

71. As a result of this conspiracy, FTS has suffered and will continue to suffer damages in an amount in excess of $25,000.

WHEREFORE, FTS requests that the Court enter judgment in favor of FTS and against the Defendants in an amount in excess of the arbitration limits of Indiana County, together with reasonable costs, expenses, punitive damages and all other amounts this Honorable Court deems appropriate.

COUNT VIII – INJUNCTIVE RELIEF
FTS v. Defendants

72. The averments of Paragraphs 1 through 71 of this Complaint are incorporated by reference as if set forth at length herein.

73. FTS has already suffered substantial and irreparable harm as a result of Defendants' actions, including, but not limited to, the following:

a. it has been delisted by the Over the Counter Bulletin Board market;

b. has had its most significant asset – the stock of See World – stolen;

c. has lost control of the operations of See World;

d. has lost the ability to determine the future and daily direction of See World;

e. has lost the ability to make day-to-day decisions on behalf of See World;

f. has lost the ability to deal with the clients of See World;

g. has had the See World bank account with S&T Bank raided;

h. has seen its employee associated with See World dispossessed of his position as director in See World;

i. has had its relationships with its other employees damaged (perhaps irrevocably); and

j. has had its relationships with DISH Networks, the primary source of revenue for See World, as well as other customers, severely damaged.

74. As a result of Defendants' actions, FTS suffers a daily loss of an indeterminate amount of business revenue and goodwill of its customers. If the injuries inflicted by the Defendants on FTS are allowed to continue, FTS may be unable to reconstitute itself as a successful and profitable entity going forward.

75. FTS has suffered and will continue to suffer injury to its reputation in the marketplace by virtue of being delisted. Specifically, it is believed and averred that such action, necessitated by the Defendants' malfeasance, will lead to negative speculation and will damage FTS's image and reputation in the public and in the industry.

76. The harm risked if no injunction is entered is immediate and irreparable. FTS has no adequate remedy at law with respect to the circumstances discussed herein because no amount of financial compensation will be sufficient to remediate the damage to See World and FTS's viability, as well as to FTS's image and reputation among the public, See World's clients and in the industry, let alone the damage being done to those individuals employed by FTS.

77. FTS is likely to succeed on the merits of its claims as outlined above.

78. In balancing the inconveniences and possible injuries to the parties, the equities clearly weigh in favor of granting the relief requested by FTS herein.

79. The public interest is best served by granting the relief requested because such a decision will restore the public's confidence in FTS and See World and will impose judicial oversight over the dispute between the parties.

80. Greater injury will result if preliminary injunctive relief is denied than if such injunctive relief is granted.

81. The grant of a preliminary injunction is required to maintain and/or restore the *status quo* which existed until Defendants' improper seizure of the See World stock.

WHEREFORE, for all of the reasons set forth above, FTS requests that this Honorable Court grant it the following appropriate special, preliminary and permanent injunctive relief:

a. enjoining Defendants from any further transfer or alienation of the stock of See World currently in their possession;

b. requiring Defendants to immediately place the See World stock into escrow with an agent to be determined by the Court until the final resolution of this matter;

c. ordering the escrow agent taking possession of said See World stock to maintain possession of the See World stock until further Order of this Honorable Court;

d. ordering the Defendants to tender into escrow all income realized and/or amounts received on account of See World's contract(s) with DISH NETWORK and/or any other entity;

e. ordering Defendants to immediately prepare and serve upon FTS an accounting of all stock and assets of See World in their possession or control, or which was previously in their possession or control, together with an accounting of all sums received from S&T Bank in connection with the closing of the See World account on or around December 4, 2008;

f. enjoining Defendants from exercising any control over See World or its operations; and

g. enjoining Defendants and/or any representatives or agents thereof from taking any actions inconsistent with FTS's ownership and control of See World; and

h. granting FTS any such other relief as this Honorable Court deems proper.

COUNT VIII – ACTION IN EQUITY FOR ACCOUNTING
FTS v. Defendants

82. The averments of Paragraphs 1 through 81 of this Complaint are incorporated by reference as if set forth at length herein.

83. As stated above, Defendants have wrongfully seized control of the stock and assets of See World, including the monetary assets contained in See World's bank accounts.

84. Upon information and belief, Defendants have improperly diverted certain assets and sums of money from See World's accounts for their own use and benefit.

85. Upon information and belief, the diversion of assets has injured See World and, therefore, FTS and diminished the value of the See World stock owned by FTS.

86. Defendants have refused to return the See World stock to FTS.

87. Upon information and belief, Defendants plan to sell, encumber, and/or otherwise alienate the See World stock and assets which they have unlawfully seized.

WHEREFORE, FTS requests that the Court enter judgment against Defendants ordering Defendants to immediately prepare and serve upon FTS an accounting of all stock and assets of See World in their possession or control, or which was previously in their possession or control, together with an accounting of all sums received from S&T Bank, DISH NETWORK or other customers or any other source, on behalf of See World.

Respectfully submitted,

Dated: December 17, 2008

Robert J. Ridge, Esquire
Pa I.D. No. 58651
Allen M. Lopus, Esquire
PA I.D. No. 76544
Andrew G. Jenkins, Esquire
PA I.D. No. 91322
THORP REED & ARMSTRONG, LLP
Firm I.D. No. 282
One Oxford Centre
301 Grant Street, 14th Floor
Pittsburgh, PA 15219
(412) 394-7711
Counsel for Plaintiff

10093059?v1

I do hereby state, subject to the penalties of 18 Pa.C.S. § 4904 relating to unsworn falsification to authorities, that I am the CEO for FTS Group, Inc.; that I am authorized to execute this Verification on behalf of FTS Group, Inc.; and that the facts set forth in the foregoing document are true and correct to the best of my knowledge or information and belief.

Scott D. Gallagher

Dated: 12-17-08

{00550697.1}

IN THE COURT OF COMMON PLEAS OF INDIANA COUNTY, PENNSYLVANIA

FTS GROUP, INC., CIVIL DIVISION

Plaintiff, No.

v.

ALPHA CAPITAL ANSTALT,
WHALEHAVEN CAPITAL FUND
LIMITED, ELLIS INTERNATIONAL, LTD.,
PLATINUM LONG TERM GROWTH V.
AND RICHARD E. MILLER,

Defendants.

NOTICE TO DEFENDANTS

TO THE DEFENDANTS:

YOU HAVE BEEN SUED IN COURT. If you wish to defend against the claims set forth in the following pages, you must take action within twenty (20) days after this complaint and notice are served, by entering a written appearance personally or by attorney and filing in writing with the court your defenses or objections to the claims set forth against you. You are warned that if you fail to do so, the case may proceed without you and a judgment may be entered against you by the court without further notice for any money claimed in the complaint or for any other claim or relief requested by the plaintiff. You may lose money or property or other rights important to you.

YOU SHOULD TAKE THIS PAPER TO YOUR LAWYER AT ONCE. IF YOU DO NOT HAVE A LAWYER OR CANNOT AFFORD ONE, GO TO OR TELEPHONE THE OFFICE SET FORTH BELOW TO FIND OUT WHERE YOU CAN GET LEGAL HELP.

LAWYER REFERRAL SERVICE
Court Administrator
Indiana County Courthouse
4th Floor, 825 Philadelphia Street
Indiana, Pennsylvania 15701
(724) 465-3955

Attorney for Plaintiff

{00050341;1}

<TYPE>EX-10.2
<SEQUENCE>3
<FILENAME>ex102jan9.txt
<DESCRIPTION>EXHIBIT 10.2
<TEXT>
Exhibit 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into the 3rd day of January, 2006, and supercedes any and all other agreements whether in writing or orally communicated, by and among Richard E. Miller as an individual, (hereinafter referred to as the "SELLER"), the owner of the shares of common stock of See World Satellites, Inc., a Pennsylvania corporation (hereinafter referred to as "SWS"), and FTS Group, Inc., a Nevada corporation (hereinafter referred to as the "PURCHASER");

WITNESSETH:

WHEREAS, the SELLER is the sole record owner and holder of an aggregate of one-hundred percent (100%) of the issued and outstanding common stock, no par value per share, of SWS (the "Shares"); and

WHEREAS, the PURCHASER desires to purchase the Shares, and the SELLER desires to sell or cause to be sold the Shares, upon the terms and subject to the conditions herein; and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Purchaser shall pay a combination of cash, stock and a note, as further described herein, (the "Purchase Price"); and

WHEREAS, portions of the Purchase Price contemplated hereby shall be held in escrow pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit "A" (the "Escrow Agreement").

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Shares, it is hereby agreed as follows:

1. CLOSING, PURCHASE PRICE AND SECURITY.

A. PROCEDURE FOR CLOSING. The Closing of the purchase and sale of the Shares will be held at the SELLER'S offices on January 3rd, 2006 at 3:00 pm EST (the "Closing") or such other place, date and time as the parties hereto may otherwise agree.

B. PURCHASE AND SALE OF SWS STOCK. At Closing, and subject to the terms and conditions hereinafter set forth, the SELLER shall sell, convey and transfer, all of the Shares of SWS' Stock corresponding to100% ownership of SWS.

C. AMOUNT AND PAYMENT OF PURCHASE PRICE. The Purchase Price shall be five million five hundred thousand dollars ($5,500,000), which shall be paid as follows:

(i) PURCHASER shall pay to SELLER Five hundred thousand dollars ($500,000) at the Closing by certified check. An additional five hundred thousand dollars ($500,000) shall be escrowed at the Closing pursuant to a Purchase Price Escrow Agreement similar to that which is attached hereto as Exhibit "A", and shall be held in escrow until all the agreements listed in Schedule A have been executed, amended or modified to acknowledge PURCHASER'S acquisition of SELLER'S Shares and/or to make PURCHASER a party to each agreement such that the PURCHASER will have full benefit of the agreements.

EXHIBIT
A

PENGAD 800-631-6989

(ii) At the Closing, PURCHASER shall issue to SELLER, a two (2) year promissory note in the sum of three million five hundred thousand dollars ($3,500,000) (the "Note"), a copy of which is attached hereto as Exhibit "B". The Note shall pay no interest. Pursuant to the terms and conditions of the Note, PURCHASER shall pay to SELLER seven (7) equal cash installments" of two hundred fifty thousand dollars ($250,000). The initial installment shall be payable ninety (90) days after Closing, and the remaining installments are payable every three (3) months thereafter. The PURCHASER shall also pay to SELLER an additional payment of one million dollars ($1,000,000) on January 3, 2007. The PURCHASER shall further pay SELLER an additional payment of seven hundred fifty thousand dollars ($750,000) on April 3, 2008. The Note shall be secured as provided in Paragraph D herein.

(iii) PURCHASER shall issue to SELLER one million dollars ($1,000,000) worth of its convertible preferred stock. The preferred shares will be paid to Mr. Miller within three (3) days of the completion of the Company's 2005 audit. The value of the shares will be based on the closing price of the Purchaser's stock on the day of Closing.

D. SECURITY. As security for the payment of the unpaid balance of the purchase price as evidenced by the Note, the parties shall execute at the Closing a Stock Escrow Agreement (the "Stock Escrow Agreement") similar to that which is attached hereto as Exhibit "C", whereby the SELLER shall have a perfected security interest in the Shares of SWS until PURCHASER has paid the installments due under the Note up to and through January 4, 2007, including the one million dollar ($1,000,000) payment due to SELLER on January 3, 2007, at which point in time the Stock Escrow Agreement will terminate. At the Closing, the SELLER shall deliver the certificates evidencing such shares to the Escrow Agent as provided for under the terms and provisions of the Stock Escrow Agreement (the "Escrow Agent"). All the Shares held in escrow by the Escrow Agent shall be accompanied by duly executed stock powers. All rights in connection with or incident to the ownership of the Shares shall be vested solely with the PURCHASER, subject to the provisions of the Stock Escrow Agreement and the rights of the SELLER as pledge and secured party. PURCHASER shall have the right to vote the shares.

(i) Payment and Delivery of the Shares. Upon written notice to the Escrow Agent by the parties that the entire purchase price for the Shares held in escrow has been paid, the Escrow Agent shall deliver to PURCHASER the certificates evidencing such shares and the escrow shall terminate as to the Shares.

(ii) Default and Remedies. If at any time there occurs a default in the payment by the PURCHASER of principal of any of the installments provided for in Paragraph 1.C.(ii) hereinabove, which default remains uncured for fifteen (15) days after written notice thereof, all payments of unpaid principal shall be accelerated and shall become due and payable immediately, and the Escrow Agent shall, subject to the conditions contained in the Stock Escrow Agreement, if still in effect, deliver the share certificates to the SELLER, or to his assigns, heirs, or personal representatives, as the case may be.

(iii) Restriction on Activities of PURCHASER and SWS. Until PURCHASER has paid all installments due under the Note up to and through January 4, 2007, including the one million dollar ($1,000,000) payment due to SELLER on January 3, 2007, PURCHASER and SWS agree not to do any of the following, and a failure to comply with such prohibitions shall constitute a default under the terms of the Note:

(a) Amend SWS' Articles of Incorporation or By-Laws in any manner that will adversely effect the SELLER;

(b) Issue or sell any shares, share-options, bonds, notes, or other corporate securities of SWS;

(c) Sell, assign, or transfer any of SWS' assets, tangible or

approved by the Board;

(d) Mortgage, pledge, create a security interest in, or otherwise encumber any of SWS' assets, tangible or intangible unless unanimously approved by the Board;

(e) Declare or pay any dividends or other distributions to SWS shareholders, whether in case, corporate shares, or kind, or purchase or redeem any of its shares, in excess of $25,000 per annum;

(f) Authorize and/or permit SWS to purchase the shares or securities of any other corporation;

(g) Authorize and/or permit SWS to merge or consolidate with or into any other corporation, or liquidate or dissolve;

(h) Authorize and/or permit SWS to lend any of its funds or act as a guarantor or surety;

(i) Authorize and/or permit SWS to borrow any funds other than in the ordinary course of business for amounts in excess of $100,000, from any source whatsoever, whether secured or unsecured unless unanimously approved by the Board;

(j) Authorize and/or permit SWS to enter into any contract or transaction other than that in the ordinary course of business unless unanimously approved by the Board; and

(k) Divert any business opportunities of SWS to any other person or company.

(iv) Waiver of Restrictions. PURCHASER may approach SELLER at any point in time until PURCHASER has paid all installments due under the Note to SELLER up to and through January 4, 2007, including the one million dollar ($1,000,000) payment due on January 3, 2007, with any comparably significant alternative business proposal to that contained in subsection 1.D.(iii) hereinabove concerning SWS that would otherwise be restricted by subsection 1.D.(iii) hereinabove to obtain SELLER'S waiver of such restriction, which waiver shall not be unreasonably withheld, conditioned or delayed.

(iv) Furnish Financial Statements. PURCHASER agrees to furnish quarterly unaudited financial statements of SWS to SELLER within forty-five (45) days of each quarter.

(v) Seat on SWS' Board of Directors. SELLER shall remain as a Director of SWS until the Note is paid in full, and he shall be entitled to participate in all meetings of the Board and business decisions presented to the Board for resolution. Until the Note is paid in full, SWS' Board of Director's shall consist of the SELLER and one additional Director, each having an equal vote on all business decisions presented to the Board. No resolution shall be adopted by the Board unless both Directors consent to the proposal presented to the Board and being voted on by the Board.

E. CONSULTING AGREEMENT. At the Closing, PURCHASER and SELLER shall execute a Consulting Agreement hereto, a copy of which is attached as Exhibit "D", whereby SELLER agrees to remain with PURCHASER as a Consultant for a period of two (2) years, beginning on April 1, 2006. SELLER shall be compensated at a rate of $100,000 per year or as otherwise determined in the Consulting Agreement.

F. NON-COMPETE AGREEMENT. At the Closing, PURCHASER and SELLER shall further execute a Non-Compete Agreement not to compete with PURCHASER for a period of five (5) years immediately following the Closing.

2. REPRESENTATIONS AND WARRANTIES OF SELLER. SELLER hereby warrants and represents:

A. AUTHORITY RELATIVE TO THIS AGREEMENT. Except as otherwise stated herein, the SELLER has full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further action is necessary by the SELLER to make this Agreement valid and binding upon SELLER and enforceable against him in accordance with the terms hereof, or to

performance of this Agreement by the SELLER will not:

(i) constitute a breach or a violation of SWS' Articles of Incorporation, By-Laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

(ii) constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

(iii) result in the creation of any lien, charge or encumbrance upon its assets or properties, except as stated herein.

B. OWNERSHIP. All of the Shares have been duly authorized, validly issued and are fully paid and non-assessable, and were not issued in violation of the terms of any agreement or other understanding legally binding upon SWS, and were issued in compliance with all applicable laws and regulations.

C. REVENUES. SELLER represents and warrants that SWS reported total gross revenues of at least five million dollars ($5,000,000) for the twelve (12) months of the fiscal year ending December 2005.

D. MATERIAL CONTRACTS. SELLER represents and warrants that SWS has valid and enforceable contracts as listed on Schedule A hereto to provide services as a "Regional Service Provider", as defined in the contracts in Schedule A, and SELLER represents that he is negotiating new contracts, which new contracts shall include and/or acknowledge PURCHASER as a party thereto. The new contracts in Schedule A shall be in force no later then March 31, 2006. If the new contracts are not in force by March 31, 2006, SELLER and PURCHASER may either renegotiate a new Stock Purchase Agreement or either party may declare this Agreement null and void upon giving written notice on or before March 31, 2006. SELLER shall reimburse PURCHASER any and all other monies received under Paragraph 1.C. hereinabove less any dividends or other distributions received by PURCHASER during the time period of January 3, 2006 through March 31, 2006, which shall be determined in the normal course of business by an audit to be performed by a certified public accountant selected by SELLER which shall be approved by PURCHASER, whose approval shall not be unreasonably withheld

E. ASSETS. SELLER represents that PURCHASER is entitled to all assets of SWS as such assets appear on SWS' "Financial Statements," a copy of which is attached hereto as Schedule B. Assets that shall be excluded from this transaction and to which PURCHASER is not entitled to hereunder are listed on Schedule C.

F. LAWSUITS, LIENS AND TAXES. SELLER represents that, to SELLER'S AND SWS' best knowledge that neither the SELLER nor SWS, nor its employees, officers or directors, are currently the subject of any lawsuit threatened or filed. SELLER also represents that SWS is free from any liens or encumbrances. SELLER shall be solely responsible for all taxes which may be incurred by SELLER resulting from the receipt of consideration by SELLER pursuant to this Agreement.

G. BROKERAGE. SELLER is responsible for any and all brokerage or finders fee's that may arise as a result of the transactions contemplated hereunder.

H. PREFERRED STOCK. SELLER represents that there are no outstanding shares of any other class of SWS stock, including but not limited to, SWS preferred stock, other than the Shares represented in this Agreement.

commitments and potential liabilities, including potential litigation, are listed on Schedule D. Any liabilities that accrued prior to Closing and that are not listed on Schedule D in which Purchaser must assume after Closing shall be deducted from the principal of the Note issued by Purchaser to Seller at Closing.

J. FUTURE LITIGATION. SELLER will indemnify PURCHASER for any litigation that results from any event or occurrence that took place prior to the Closing.

K. COMPLIANCE. SELLER warrants that it has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business.

L. NO REGISTRATION. SELLER warrants that it is acquiring the securities in the Purchase Price for investment and for SELLER'S own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares. SELLER understands (1) that the securities in the Purchase Price have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of SELLER as expressed herein, (2) that such securities must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available.

M. FULL DISCLOSURE. Now and as of the date of Closing, the Schedules attached hereto and all documents and other papers listed therein or required to be delivered pursuant to this Agreement or at the request of PURCHASER at or prior to Closing are true, correct and authentic. No representation or warranty of SELLER contained in this Agreement, and, to the best knowledge of SWS and the SELLER (or any agents of SWS), no document or other paper furnished by or on behalf of SWS to PURCHASER (or any of its agents) pursuant to this Agreement or in connection with the transaction contemplated hereby, taken as a whole, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading.

N. "BEST KNOWLEDGE". As used herein, an individual will be deemed to have "best knowledge" or a particular fact or other matter if:

(i) such individual is actually aware of such fact or other matter;

(ii) a reasonable individual could be expected to discover or othwerwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; or

(iii) it relates to any matter of law.

A corporation or entity (other than an individual) hereunder will be deemed to have "best knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, employee, agent, partner, executor, or trustee of such corporation or entity (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

3. REPRESENTATIONS AND WARRANTIES OFTHE PURCHASER. PURCHASER hereby warrants and represents:

A. PURCHASER is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and lawful authority to own, lease and operate its assets, properties, and business and to carry on its business as now being and as heretofore conducted.

B. AUTHORITY RELATIVE TO THIS AGREEMENT AND ANCILLARY DOCUMENTS. Except as otherwise stated herein, the PURCHASER has full power and authority to execute this Agreement, and carry out the transactions contemplated hereby and thereby and no further action is necessary by the PURCHASER to make this Agreement valid and binding upon PURCHASER and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by the PURCHASER will not:

(i) constitute a breach or a violation of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

(ii) constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

(iii) result in the creation of any lien, charge or encumbrance upon its assets or properties except as stated herein.

C. BROKERAGE. The PURCHASER has not made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission from as a result of the transactions contemplated hereunder.

D. TAXES. PURCHASER shall be solely responsible for all taxes which may be incurred by PURCHASER resulting from the receipt of consideration by PURCHASER pursuant to this Agreement.

E. LIABILITIES. PURCHASER represents that it shall assume all liabilities of SWS as listed in Schedule D attached hereto.

4. FINANCIAL STATEMENTS. SELLER and/or SWS (or its agents) have delivered to PURCHASER (or its agents), and PURCHASER shall receive SWS' financial statements for the fiscal years 2004 and 2005 (the "Financial Statements") on or before January 31, 2006. The Financial Statements, together with the notes thereto, have been prepared in accordance with past practices of SWS and have been prepared in accordance with generally accepted accounting principles. Except as disclosed therein, such Financial Statements are true, correct and complete and present fairly and accurately the financial condition and position of SWS as of the dates indicated.

5. EXPENSES. Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other experts.

6. LEASE OF REAL PROPERTY. SWS does not own any real property or any buildings or other structures and does not have any options or any contractual obligations to purchase or acquire an interest in any real property to conduct its daily business operations. SELLER owns real property that is currently leased to SWS on a month-to-month basis, and such real property is where SWS has solely operated its daily business affairs for approximately the past three (3) years (the "Real Property"). At Closing, SELLER agrees to enter into a three (3) year Commercial Lease with PURCHASER similar to that which is attached hereto as Exhibit "F".

7. CONVERSION AND ADJUSTMENTS. SELLER shall assume all liability for payment of all liabilities of SWS up to and through the date of Closing that are not listed on Schedule D hereto. SELLER shall be entitled to all the accounts receivable of SWS and all cash on hand as listed on Schedule C hereto. Any liabilities not including on Schedule C that were incurred prior to Closing will be deducted from the principal of the Note.

8. INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER. SELLER shall serve

31, 2006, at which time SELLER shall assume his duties as a consultant as more fully described in Paragraph 1.E. hereinabove. SELLER shall be compensated twenty-five thousand dollars ($25,000) for his services as Interim President and CEO of SWS during this interim time period. PURCHASER shall have complete and unfettered access to the business, operations and financial records of SWS during this interim period of time.

9. CLOSING DELIVERIES. At the Closing, the deliveries hereinafter specified shall be made by the respective parties hereto, in order to consummate the transactions contemplated hereby.

A. DELIVERIES BY SELLER. SELLER shall deliver or caused to be delivered soon as reasonably practical to PURCHASER:

(i) Stock certificates, and any and all other instruments of conveyance and transfer as required by Section 1(a) of this Agreement; and

(ii) Executed contracts listed in Schedule A hereto that include and/or acknowledge PURCHASER.

(iii) Copies of SWS' Financial Statements for the 2004 and 2005 fiscal years. SELLER agrees to cooperate with any reasonable request for financial or other information necessary for any internal or independent audits of SWS before and after the Closing.

(iv) Executed three (3) year Commercial Lease for the Real Property between SELLER and PURCHASER.

B. DELIVERIES BY PURCHASER. PURCHASER shall deliver or caused to be delivered to SELLER:

(i) The Purchase Price of this Agreement; and any and all other instruments of conveyance and transfer as required by Section 1(b) of this Agreement; and

(ii) Executed contracts listed in Schedule A hereto that include and/or acknowledge PURCHASER.

(iii) Executed three (3) year Commercial Lease for the Real Property between SELLER and PURCHASER.

10. CONSUMATION OF AGREEMENT. PURCHASER and SELLER shall use their best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by them under this Agreement, and SELLER shall use his best efforts to further ensure that to the extent within SELLER'S control, no breach of any of SELLER'S representations, warranties, and agreements hereunder or contemplated hereby occurs or exists on or before Closing to the end that the transactions contemplated by this Agreement shall be fully carried out.

11. FURTHER ASSURANCES. Each of the parties hereto shall execute such documents, further instruments and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

12. GENERAL.

A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement covenants and agrees that its respective representations, warranties, covenants and statements and agreements contained in this Agreement and the exhibits hereto, and in any documents delivered in connection herewith, shall survive the Closing indefinitely. Except agreements between the PURCHASER and SELLER, and as set forth in this Agreement, the exhibits hereto or in the documents and papers delivered in connection

covenants by or among the parties hereto with respect to the subject matter hereof.

B. WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

C. NOTICES. All notices, requests, demands and other communications, which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid:

To SELLER:

c/o See World Satellites, Inc.
Attention: Richard E. Miller
1321 Wayne Avenue
Indiana, Pa 15701

To PURCHASER:

FTS Group, Inc.
7610 West Hillsborough Ave.
Tampa, Florida 33615
215-689-2748 (Fax)

or to such other address as such party shall specify by written notice by Certified Mail to the other party.

E. ENTIRE AGREEMENT. This Agreement (including all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

F. SECTIONS AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

G. GOVERNING LAW. This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of the Court of Common Pleas of Indiana County, Pennsylvania, and the parties hereby agree that any dispute shall be heard exclusively in the Court of Common Pleas of Indiana County. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which, the prevailing party may be entitled.

H. CONTRACTUAL PROCEDURES. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore, may be obtained through certified mail, return receipt requested; the parties hereto

service was perfected.

J.. AMENDMENT AND WAIVER. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, and (b) waive (i) any inaccuracies in representations by any other party, (ii) compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

K. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of whom shall for all purposes are deemed to be an original and all of which shall constitute one instrument.

L. ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto all on the date first above written.

ATTEST: PURCHASER:

FTS GROUP, INC., a Nevada corporation

____________________ By: __/s/ Scott Gallagher____________________
Scott Gallagher, President and CEO

ATTEST: SELLER:

SEE WORLD SATELLITES, INC., a Pennsylvania corporation

____________________ By: _____/s/ Richard E. Miller_______________
Richard E. Miller, President

WITNESS: SELLER:

RICHARD E. MILLER

____________________ _____/s/ Richard E. Miller_________________
Richard E. Miller, Individually

Schedule A MATERIAL CONTRACTS

1. Echostar Retailer Agreement originally dated June 14, 2003 and associated amendments

3. Echostar Satellite LLC Distributor Retailer Agreement dated January 31, 2006 and associated amendments .

</TEXT>
</DOCUMENT>

<TYPE>EX-10.1
<SEQUENCE>2
<FILENAME>ex101jan9.txt
<DESCRIPTION>EXHIBIT 10.1
<TEXT>
Exhibit 10.1

PROMISSORY NOTE

$ 3,500,000.00 January 3, 2006

FOR VALUE RECEIVED FTS Group, Inc., a Nevada corporation, having a place of business at 7610 West Hillsborough Avenue, Tampa, Florida 33615 (the "Payor") hereby unconditionally promises to pay, without defalcation or offset and except as may otherwise be provided, without notice or demand, to the order of Richard E. Miller, and/or his successors, assigns, heirs and personal representatives having an address at 229 3rd Avenue, Homer City, Pennsylvania 15748 ("Payee"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Three Million Five Hundred Thousand and No/100 ($3,500,000.00) Dollars, in lawful money of the United States of America in accordance with the terms of this Note.

ARTICLE 1 PAYMENT TERMS

Payor agrees to pay sums due under this Note in installments as follows:

(a) Payments; Term of the Loan. Commencing on the third (3rd) day of April, 2006 (the "First Payment Date"), and continuing every three (3) months thereafter, a total of seven (7) quarterly equal payments each in the sum of two-hundred fifty thousand dollars ($250,000.00). Payor shall make an additional payment of one million dollars ($1,000,000.00) on January 3, 2007. Payor shall further make a final payment of seven hundred fifty thousand dollars ($750,000.00) to Payee on April 3, 2008 (the "Installments").

(b) Maturity. On April 3, 2008 (the "Maturity Date"), this Note shall mature and the entire unpaid principal balance hereof, and all other sums which may be due and payable shall become due and payable in full.

(c) Place and Manner of Payments. All payments (including prepayments) to be made in respect of principal, interest or other amounts due from Payor hereunder shall be payable by 2:00 p.m., Eastern time, at Payee's address set forth on page 1 of this Note (or such other address as Payee may designate from time to time) on the day when due. Such payments shall be made to Payee in lawful money of the United States of America in funds immediately available at such office without setoff, counterclaim or other deduction of any nature. Any such payment received by Payee after 2:00 p.m., Eastern time, on any day shall be deemed to have been received on the next succeeding Business Day (as hereinafter defined). Whenever any payment to be made under this Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next following business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. To the extent permitted by law, after there shall have become due beyond all applicable cure periods (by acceleration of otherwise) any other amounts due from Payor hereunder or under, such amount shall bear interest for each day until paid (before and after judgment), payable on demand, at the Default Rate (as hereinafter defined).

EXHIBIT
B

PENGAD 800-631-6989

(d) Application of Payments. All payments shall be applied to the reduction of principal.

ARTICLE 2 INTEREST

The Note will not bear any interest.

ARTICLE 3 DEFAULT AND ACCELERATION

Upon the occurrence of an Event of Default (as defined in the Stock Purchase Agreement of even date herewith): (a) the entire unpaid balance of the Loan, and all other sums paid by any holder hereof to or on behalf of Payor, or any successor in interest to the Payor, pursuant to the terms of this Note, together with late charges thereon, including interest at the Default Rate as applicable, at the option of Payee or the then holder hereof and without notice, shall become immediately due and payable, and one or more executions may forthwith issue on any judgment or judgments obtained by virtue hereof; and (b) Payee or the then holder hereof may exercise all of its rights and remedies provided it in the Stock Purchase Agreement, at law or in equity. No failure on the part of any holder hereof to exercise any of the rights hereunder or under the Stock Purchase Agreement shall be deemed a waiver of such rights or of any Event of Default hereunder or thereunder.

Payor hereby releases Payee from all errors and defects whatsoever in entering an action on account of such Event of Default and any judgment obtained pursuant thereto.

ARTICLE 4 DEFAULT INTEREST

Notwithstanding the stated Interest Rate above, from and after the date of any Event of Default (as hereinafter defined) until such Event of Default is cured, and after the maturity hereof, the Loan shall bear interest at a rate per annum equal to the highest interest rate permitted under the laws of the Commonwealth of Pennsylvania (the "Default Rate"); which Default Rate shall be effective before and after judgment.

ARTICLE 5 LATE CHARGE

In addition to the foregoing, in the event any installment of principal is not paid within ten (10) days of the due date thereof, Payor shall, upon demand, pay a late charge on the over due Installment(s), only as determined by Payee, not to exceed five (5%) percent of any such overdue payment, as compensation for the additional services resulting from such overdue payment, which "late charge" shall be payable on demand. This charge shall be in addition to, and not in lieu of, any other remedy Payee may have and is in addition to any fees and charges of any agents or attorneys which Payee is entitled to employ upon the occurrence of any default hereunder, whether authorized herein, or by law.

ARTICLE 6 PREPAYMENT

Payor shall have the right to prepay the principal indebtedness, in whole or in part, at anytime without penalty.

ARTICLE 7 STOCK PURCHASE AGREEMENT

This Note evidences the amount payable by Payor hereunder and/or under the

of a Stock Escrow Agreement of even date herewith (the "Stock Escrow Agreement").

ARTICLE 8 TAXES AND REVENUE STAMPS

If at any time the United States Government, the Commonwealth of Pennsylvania, or any subordinate political subdivision thereof, or any department or bureau thereof shall require Internal Revenue stamps, assess a personal property tax, or levy any similar tax, fee or assessment on this Note, then and in such event upon demand from Payee, the Payor shall pay for same; and upon default in such payment within fifteen (15) days after demand for same, the holder of this Note may pay for such stamps and add the amount so paid to the principal debt evidenced by this Note and secured by the Stock Escrow Agreement, and said additional principal shall bear interest at the Default Interest Rate. If any law or ordinance adopted hereafter imposes a tax on the holder hereof with respect to this Note, the holder shall have the right at its election from time to time to require Payor, upon thirty (30) days notice, to pay such tax and, if not so paid, the holder hereof may pay such sum, which sum shall thereafter be added to the principal debt evidenced by this Note and secured by the Stock Escrow Agreement, and said additional principal shall bear interest at the Default Interest Rate. All of the obligations herein contained shall be absolute and unconditional, without regard to the liability of any other party hereto. Anything to the contrary herein notwithstanding, Payor shall have no obligation to pay any income, excess profits or similar tax based on and measured by net profits or gross profits levied on Payee or other holder hereof.

ARTICLE 9 INDEMNITY

Payor hereby indemnifies and agrees to save and hold Payee harmless from and against any and all liability, claim, loss or cost whatsoever, including reasonable attorney's fees and expenses, arising from any action of any nature whatsoever taken against Payor as the owner of See World Satellites, Inc.'s common stock or against Payee, as successor in title thereto, for any violation, omission, situation or condition under any law, statute, rule, regulation, judicial determination or ordinance now or hereafter in effect. This indemnity shall survive repayment of the Note in full and release of the Note.

ARTICLE 10 CONFESSION OF JUDGEMENT

PAYOR DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT (AS DEFINED IN THE LOAN AGREEMENT OF EVEN DATE HEREWITH) TO APPEAR FOR PAYOR AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST PAYOR AND IN FAVOR OF PAYEE, ITS SUCCESSORS AND ASSIGNS, FOR SUCH SUMS AS SHALL HAVE BECOME DUE UNDER THIS NOTE, BY ACCELERATION OR OTHERWISE, AND FOR SUCH SUMS DUE BY REASON OF ANY BREACH BY PAYOR OF ANY COVENANT OR CONDITION OF THIS NOTE, WITH COSTS OF SUIT AND A REASONABLEATTORNEYS' COMMISSION FOR COLLECTION, AND FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION THEREON, WITH RELEASE OF ALL ERRORS, AND WITHOUT STAY OF EXECUTION, AND INQUISITION AND EXTENSION UPON ANY LEVY ON THE STOCK ARE HEREBY EXPRESSLY WAIVED, AND EXEMPTION OF ANY AND ALL STOCK FROM LEVY OR SALE BY VIRTUE OF ANY EXEMPTION LAW NOW IN FORCE OR WHICH MAY HEREAFTER BE ENACTED IS ALSO EXPRESSLY WAIVED BY PAYOR. PAYOR FURTHER AUTHORIZES AND EMPOWERS ANY ATTORNEY, EITHER IN ADDITION TO OR WITHOUT SUCH JUDGMENT FOR SPECIFIC SUMS DUE UNDER THIS NOTE, AS HEREINABOVE PROVIDED, TO APPEAR FOR PAYOR AND FOR ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH PAYOR, AND CONFESS JUDGMENT FORTHWITH AGAINST PAYOR AND SUCH OTHER PERSONS AND IN FAVOR OF PAYEE, WITH ALL THE CONDITIONS, FEES, RELEASES, WAIVERS OF STAY OF EXECUTION AND WAIVER OF EXEMPTION TO ACCOMPANY SAID CONFESSION OF JUDGMENT FOR AMOUNTS DUE. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF PAYEE, OR SOMEONE ON PAYEE'S BEHALF, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS

WARRANT SHALL NOT EXHAUST THE WARRANT, BUT SUCCESSIVE JUDGMENTS MAY BE ENTERED THEREUNDER FROM TIME TO TIME AS OFTEN AS AN EVENT OF DEFAULT OCCURS. PAYEE MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR THE AMOUNT OF ANY JUDGMENT AND COSTS, WITHOUT LEAVE OF COURT. PAYOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE, THE STOCK PURCHASE AGREEMENT AND ANY OTHER MATERIAL DOCUMENTS. PAYOR HEREBY EXPRESSLY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO THE CONFESSION OF JUDGMENT PROVISIONS SET FORTH HEREIN.

ARTICLE 11 WAIVER OF TRIAL BY JURY

PAYOR AND PAYEE, BY ACCEPTANCE OF THIS NOTE, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF PAYEE OR PAYOR.

ARTICLE 12 SUCCESSORS AND ASSIGNS

This obligation shall bind Payor and its successors and assigns, and the benefits hereof shall inure to Payee and its successors and assigns, and subsequent holders hereof.

ARTICLE 13 GOVERNING LAW

This note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its principles of choice of law.

ARTICLE 14 PARTIAL INVALIDITY

In case any term or provision of this Note or the application thereof to any Person (as hereinafter defined) or any circumstances shall to any extent be unenforceable or invalid for any reason, the remainder of this Note, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be impaired thereby, and such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, shall be deleted from this Note.

ARTICLE 15 DEFINITIONS

All capitalized terms used herein and not defined herein shall have the same meaning as set forth in the Stock Purchase Agreement. The word "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pennsylvania. The word "Payor" shall mean the corporation named in this Note, and the successors and assigns of Payor. The word "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

ARTICLE 16 AUTHORIZATION

The Persons exceeding this instrument for and on behalf of Payor, hereby warrant, covenant, represent and confirm that they are duly and legally designated and authorized to execute and deliver this Note and that this instrument is valid and binding on Payor and the Land in accordance with its terms by reason of such execution.

ARTICLE 17 PAYEE"S RECORDS CONTROLLING

The unpaid principal amount of this Note, the unpaid interest accrued hereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of Payee, which shall be conclusive absent manifest error.

ARTICLE 18 WAIVERS

Except as expressly provided herein or therein, Payor hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Stock Purchase Agreement, the Stock Escrow Agreement and other Material Documents, and an action for amounts due hereunder or thereunder shall immediately accrue.

ARTICLE 19 NOTICES

All notices, requests, demands, directions and other communications (collectively, "Notices") under the provisions hereof shall be in writing unless otherwise expressly permitted hereunder, shall be sent as provided in the Stock Purchase Agreement and shall be effective when received. Payee may rely on any notice purportedly made by or on behalf of Payor, and shall have no duly to verify the identity or authority of the person giving such notice.

ARTICLE 20 ATTORNEYS' FEES

If this Note is placed in the hands of an attorney at law for collection by reason of an Event of Default on the part of Payor, Payor hereby agrees to pay to Payee, in addition to the sums stated above, the costs of collection, including reasonably attorneys' fees incurred in connection therewith.

ARTICLE 21 NO ORAL MODIFICATION

This Note may not be amended, modified or supplemented orally, but only by an agreement in writing signed by the parties.

ARTICLE 22 JOINT AND SEVERAL OBLIGATIONS

The obligations of each person or entity comprising Payor hereunder and under the Stock Purchase Agreement and Stock Escrow Agreement shall be joint and several obligations.

ARTICLE 23 COMPLIANCE WITH USURY LAWS

It is the intention of the parties to conform strictly to the usury laws, whether state or federal, which are applicable to this Note. All agreements between Payee and Payor, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event

amount paid or agreed to be paid to Payee or the holder hereof, or collected by Payee or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Payee or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Documents and not the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Payor or to any other person making such payment on Payor's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Payor evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Payor, any endorser or Guarantor and Payee.

ARTICLE 24 DEFINED TERMS

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

IN WITNESS WHEREOF, Payor has duly executed and delivered this Note as of the day and year first above written.

ATTEST: FTS Group, Inc., a Nevada corporation

______________________ By: /s/ Scott Gallagher
Scott Gallagher, President & CEO

</TEXT>
</DOCUMENT>

<TYPE>EX-10.3
<SEQUENCE>4
<FILENAME>ex103jan9.txt
<DESCRIPTION>EXHIBIT 10.3
<TEXT>
Exhibit 10.3

STOCK ESCROW AGREEMENT

This STOCK ESCROW AGREEMENT dated the 3rd day of January, 2006, among Richard E. Miller (the "Seller"); FTS Group, Inc., a Nevada corporation (the "Purchaser"); and Lambert & Martineau, attorneys at law licensed in the Commonwealth of Pennsylvania with an address of 1001 Philadelphia Street, Indiana, Pennsylvania 15701 (the "Escrow Agent").

RECITALS

WHEREAS, Purchaser has purchased from Seller 10,000 common shares of See World Satellites, Inc., a Pennsylvania corporation ("SWS"), pursuant to the terms and provisions of a Stock Purchase Agreement dated January 3, 2006 (the "Agreement"), a copy of which is attached hereto; and

WHEREAS, Purchaser, pursuant to the provisions of Paragraph 1.C(iii) of the Agreement, executed and delivered to Seller its promissory note (the "Note") in the principal sum of three million five hundred thousand and 00/100 dollars ($3,500,000); and

WHEREAS, Purchaser, in order to secure the payment of the Note to Seller, has agreed to pledge the 10,000 common shares of SWS purchased by Purchaser from Seller, by the delivery of certificates evidencing such pledged shares to the Escrow Agent pursuant to the terms of the Agreement and the terms of this Stock Escrow Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained in the Agreement, the Note and this Stock Escrow Agreement, it is agreed as follows:

1. Escrow Agent. The Seller and Purchaser appoint and designate Lambert & Martineau as the Escrow Agent for the purposes herein set forth.

2. Deposit of Shares. Seller and Purchaser have deposited with Escrow Agent negotiable certificates with stock powers attached, evidencing 10,000 common shares of SWS. All such certificates shall be held and disposed of by the Escrow Agent in accordance with the terms and provisions of this Stock Escrow Agreement.

3. Escrow. Seller and Purchaser authorize the Escrow Agent to keep and preserve the certificates evidencing the shares of SWS in its possession as security for the payment of the Note.

4. Default. If at any time Purchaser defaults in the payment of the principal under the Note, and such default remains uncured for fifteen (15) days after written notice thereof, the entire unpaid principal amount of the Note shall become immediately due and payable, and Seller shall have the right to have all of the certificates then on deposit with the Escrow Agent delivered to him. The Escrow Agent shall, at the end of twenty (20) days after receipt of written demand from Seller, together with evidence that notice of the demand had been give to Purchaser, deliver to the Seller the certificates of SWS' common shares then held by the Escrow Agent, unless prior to the expiration of such twenty (20) day period the Purchaser shall have notified the Escrow Agent to withhold the delivery of the certificates to the Seller. If the Escrow Agent

then Escrow Agent shall not make delivery until the controversy is settled either by an agreement between Seller and Purchaser or by a final judgment of a court of competent jurisdiction.

5. Dividends and Voting Rights. Pending the payment of the full purchase price, all dividends declared on the shares held by the Escrow Agent shall be applied to the payment of the next installment of principal coming due. So long as the Purchaser is not in default under the terms of the Stock Purchase Agreement, it shall have the right to vote the shares on deposit with the Escrow Agent and Seller shall execute an appropriate proxy to the Purchaser.

6. Termination of Escrow. If satisfactory proof has been presented to the Escrow Agent that all installments due and owing through January 4, 2007 of the purchase price have been paid under the Note, including the one million dollar ($1,000,000) payment due under the Note on January 3, 2007, the Escrow Agent shall deliver to the Purchaser the 10,000 common shares of SWS in its possession, and all obligations between the Seller, the Purchaser and the Escrow Agent shall thereupon cease.

7. Expenses. The Seller will pay the charges of the Escrow Agent, and any reasonable attorneys' fees, expenses and other costs incurred by the Escrow Agent in connection with the administration of the provisions of this Stock Escrow Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto, all on the date first above written.

WITNESS:

SELLER:

/s/ Richard E. Miller

Richard E. Miller, Individually

ATTEST:

PURCHASER:

FTS Group, Inc., a Nevada corporation

By: _/s/ Scott Gallagher____________
Scott Gallagher, President and CEO

WITNESS:

ESCROW AGENT:

Lambert & Martineau

By: __/s/ Bradley J. Martineau_______
Bradley J. Martineau, Esq.

</TEXT>
</DOCUMENT>

<TYPE>EX-10.5
<SEQUENCE>6
<FILENAME>v063560_ex10-5.txt
<TEXT>

ASSIGNMENT AND AMENDMENT NO. 1 TO NOTE AGREEMENT

This Assignment and Amendment No. 1 to Note Agreement (the "Assignment"), dated as of January 22, 2007, among FTS Group, Inc., a Nevada corporation (the "Company" and/or "Payor"), Richard E. Miller (the "Assignor"), and the parties identified on Schedule A hereto (each a "Assignee", and collectively "Assignees" and/or "Payees").

WHEREAS, in connection with a Stock Purchase Agreement between Assignor and the Company dated January 3, 2006, the Company issued to Assignor a self-liquidating Promissory Note in the principal amount of $3,500,000 ("Note") secured by 10,000 common shares of See World Satellites Inc., pursuant to the terms of a Stock Escrow Agreement dated January 3, 2006 and subject to Section 2.1(D) below ("SWE Shares"); and

WHEREAS, the Assignor desires to assign $1,000,000 worth of his ownership interest in the Note to Assignees, and the Assignees desire to purchase $1,000,000 worth of ownership interest in the Note from the Assignor on the terms set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 The Closing. Subject to the terms and conditions set forth in this Agreement, Assignor shall sell to Assignees its ownership interest in $1,000,000 principal amount of the Note and the Assignees shall purchase from the Assignor the $1,000,000 ownership interest in the Note for a purchase price of $1,000,000 ("Purchase Price"). Payment may be made by wire transfer. The closing of the Assignment (the "Closing") shall take place at the offices of Grushko & Mittman, P.C., immediately following the execution hereof or such later date as the parties shall agree pursuant to the terms of an Escrow Agreement to be executed by the parties. The date of the Closing is hereinafter referred to as the "Closing Date."

ARTICLE II
AMENDMENT OF TERMS OF ASSIGNED PORTION OF PURCHASED NOTE

2.1 The terms of the assigned portion of the Note shall be amended as follows:

(A) Article I - Payment Terms; Term of the Loan. Commencing on the third (3rd) day of May, 2007 (the "First Payment Date") and continuing monthly thereafter, a total of six (6) equal payments each in the sum of Eighty-Three Thousand Dollars ($83,000) and monthly thereafter a total of six (6) equal payments each in the sum of One Hundred and Sixteen Thousand Five Hundred Dollars ($116,500) (the "Installments").


(B) Article II - Interest, shall be amended and restated in its entirety as follows: "The Note shall bear interest at a rate of twenty percent (20%) or Two Hundred Thousand Dollars ($200,000) which shall be paid in the form of an original issue discount to the Note."

EXHIBIT
D

PENGAD 800-631-6989

follows: "This Note evidences the amount payable by Payor hereunder. This Note is secured by and entitled to the benefits of its pro-rata portion of 10,000 common shares of See World Satellites Inc. deposited with the escrow agent pursuant to the terms of the Escrow Agreement.

(D) Upon full satisfaction and payment of an aggregate of $600,000 of the Note principal, the SWE Shares will be released from escrow and returned to the Company.

(E) In the event the Company does not make a payment within three business days after the payment due date, the Holder will have the option at any time, to convert any portion or the entire missed payment amount into shares of common stock at a 15% discount to market calculated as 85% of the closing bid price on the day Holder notifies the Company of its intent to convert the payment in shares of the Company's Common Stock ("Shares") pursuant to this Section 2.1(E). Holder will notify the Company in writing of their intent to convert pursuant to this clause. The Company will be obligated to deliver the shares as directed in writing by the Holder within three business days. The shares issued pursuant to this clause shall not have registration rights.

2.2 All other terms of the Note shall remain in full force and effect.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations, Covenants and Warranties of Assignor. Assignor hereby makes the following representations and warranties to the Assignee:

(A) Authorization; Enforcement. Assignor has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out its obligations thereunder. The execution and delivery of each of the documents by such Assignor and the consummation by them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the company and no further action is required by the company. Each of the documents contemplated by this transaction has been duly executed by Assignor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms.

(B) Ownership. Assignor own and is conveying to Assignees all of its rights, title and interests to the assigned portion of the Note, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the $1,000,000 transferred portion of the Note shall vest in Assignees free of all liens and other charges.

(C) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Assignor, nor the consummation by Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Assignor or any of Assignor's properties or assets, the violation of which would have a material adverse effect upon Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Assignor is a party

which would have a material adverse effect upon Assignor.


(D) In connection with Section 2.1(E) above, Company shall provide a legal opinion from its counsel representing that the holding period of Assignees shall tack to the holding period of Assignor and that as of January 3, 2006, the Shares will have fully aged for one year for purposes of Rule 144(d)(1).

3.2 Representations and Warranties of Assignees. Each Assignee represents and warrants to Assignor as follows:

(A) Due Diligence. Each Assignee acknowledges that upon execution of this Agreement, it has completed its own investigation and undertaken any and all due diligence.

(B) No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by each of the Assignee, nor the consummation by each of the Assignee of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to each of the Assignee, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to each of the Assignee or any of his properties or assets, the violation of which would have a material adverse effect upon each of the Assignee, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which each of the Assignee is a party or by which each of the Assignee or any of his respective properties or assets may be bound which would have a material adverse effect upon each of the Assignee.

(D) The Assignee (i) is an "accredited investor," as that term is defined in Regulation D under the Securities Act; (ii) has such knowledge, skill and experience in business and financial matters, based on actual participation, that the Assignee is capable of evaluating the merits and risks of an investment in the Company and the suitability thereof as an investment for Assignee; (iii) has received such documents and information as it has requested and has had an opportunity to ask questions of representatives of the Company concerning the terms and conditions of the investment proposed herein, and such questions were answered to the satisfaction of Assignee; and (iv) is in a financial position to hold the Note for an indefinite time and is able to bear the economic risk and withstand a complete loss of its investment in the Company.


(E) The Assignee is acquiring the Note for investment for the Assignee's own account and not with a view to, or for resale in connection with, any distribution thereof.

(F) The Assignee understands that the Restricted Shares have not been registered under applicable state or federal securities laws, and is purchasing the Note and Restricted Shares pursuant to an exemption from the registration requirements of the Securities Act.

3.3 Representations and Warranties of the Company. The Company represents and warrants to the parties as follows:

performance of the Company's obligations under this Assignment and all other agreements entered into by the Company relating thereto by the Company will (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a material adverse effect; (ii) result in the creation or imposition of any lien, charge or encumbrance upon the securities or any of the assets of the Company or any of its Affiliates except as described herein; or (iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor (iv) result in the acceleration of the due date of any obligation of the Company..

(B) The Restricted Shares and Shares issuable pursuant to Section 2.1(E) herein , upon issuance (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws; (ii) have been, or will be, duly and validly authorized and on the date of issuance of the Shares, the Shares will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted); (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; (iv) will not subject the holders thereof to personal liability by reason of being such holders; and (v) will not result in a violation of Section 5 under the 1933 Act.


ARTICLE IV
RESTRICTED SHARES

4.1 Restricted Shares. As further consideration, the Company shall deliver to Assignees, an aggregate of 15,000,000 $0.001 par value common stock of the Company ("Restricted Shares") in the amounts identified on Schedule A hereto. In the event the issuance of the Restricted Shares will result in the invalidation of any provision of Section 3.3 of this Assignment, then this issuance of such Restricted Shares is cancelled nunc pro tunc and the Company will issue in lieu thereof a promissory note in an amount to be determined based on a per share value of the highest closing price of the Company's common stock between the date it becomes necessary to issue the promissory note and the actual issue date of the promissory note. If, at any time prior to January 19, 2008, the Company proposes to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering of any class of its equity securities, other than on Form S-8 or Form S-4, then the Company shall give written notice of such proposed filing to the Holder, as soon as practicable, but no later than 20 business days, before the anticipated filing date. Such notice shall offer the Holder the opportunity to register such number of shares of Restricted Stock as the Holder may request. Should the Holder desire to have Restricted Shares included in such registration statement, he shall so advise the Company in writing, setting forth the number of shares of Restricted Stock for which registration is requested. If the Holder elects to include less than the full

to any remaining amounts of Restricted Stock. This grant of registration rights is conditioned upon Holder providing such information as is reasonably required in order to cause such registration statement to become effective.

ARTICLE V
MISCELLANEOUS

5.1 Entire Agreement; Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.2 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

5.3 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.


5.4 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

5.5 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature

5.6 No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver..

5.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

5.8 Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.9 Legal Fees. In connection with this transaction, legal fees of $10,000 shall be payable by the Company to Grushko & Mittman, P.C.

5.10 Due Diligence Fees. A Due Diligence Fee of $25,000 shall be payable to the parties identified on Schedule A hereto.

5.11 Capitalized Terms. Unless otherwise defined, all capitalized terms used herein shall have the meanings as defined in the Promissory Note, Stock Purchase Agreement and Stock Escrow Agreement.


5.12 Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Amendment No. 1 to Note Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASSIGNOR: RICHARD E. MILLER

____

ASSIGNEES:

______________________________	______________________________
ALPHA CAPITAL ANSTALT	PLATINUM LONG TERM GROWTH V
______________________________	______________________________
ELLIS INTERNATIONAL LTD.	WHALEHAVEN CAPITAL FUND LIMITED

ACKNOWLEDGEMENT

FTS Group, Inc., a Nevada corporation (the "Company") acknowledges the foregoing Assignment and Amendment No. 1 to Note Agreement dated January ___, 2007 and consents to the assignment and sale of the Note by Richard E. Miller ("Assignor") to the parties identified on Schedule A to the Assignment (collectively, "Assignees"). The Company hereby agrees to reasonably cooperate with Assignor and Assignees to fulfill the objective of the Assignment and further recognizes that, following written notice from the Escrow Agent of the full performance by the parties under the terms of that certain Funds Escrow Agreement dated as of the date hereto, Assignees shall be deemed as successors to the Assignor as to all rights pertinent to the $1,000,000 assigned portion of

Purchase Agreement and Stock Escrow Agreement dated January 3, 2006. The Company hereby represents and warrants that to its knowledge there are no defenses to the payment of the Note principal or any other sum that has or may accrue or be payable pursuant to the Note or the documents delivered together therewith or related thereto.

FTS GROUP, INC.

By: ______________________________
Scott Gallagher, President and CEO


SCHEDULE A



ASSIGNEES	PURCHASE PRICE	PRINCIPAL AMOUNT OF NOTE	SHARES
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$ 325,000.00	$ 390,000.00	4,875,000
PLATINUM LONG TERM GROWTH V 152 West 57th Street, 54th Floor New York, NY 10019 Fax: (212)	$ 325,000.00	$ 390,000.00	4,875,000
ELLIS INTERNATIONAL LTD 53rd Street Urbanizacion Obarrio Swiss Tower, 16th Floor, Panama Republic of Panama Fax: (516) 887-8990	$ 150,000.00	$ 180,000.00	2,250,000
WHALEHAVEN CAPITAL FUND LIMITED c/o FWS Capital Ltd. 3rd Floor, 14 Par-Laville Road Hamilton, Bermuda HM08 Fax: (441) 295-5262	$ 200,000.00	$ 240,000.00	3,000,000
TOTAL	$1,000,000.00	$1,200,000.00	15,000,000



</TEXT>
</DOCUMENT>

FUNDS ESCROW AGREEMENT

This Agreement is dated as of the ____ day of January, 2007 among Richard E. Miller ("Assignor"), the parties identified on Schedule A hereto ("Assignees"), FTS Group, Inc., a Nevada corporation ("FTS" or the "Company") (collectively, the "Parties"), and Grushko & Mittman, P.C. (the "Escrow Agent"):

W I T N E S S E T H:

WHEREAS, the Parties intend to enter into an Assignment Agreement calling for the sale and assignment by the Assignor to the Assignees of promissory notes ("Notes") for an aggregate purchase price of up to the amounts set forth on Schedule A hereto; and

WHEREAS, the Parties hereto require the Company to deliver reissued Notes against payment therefore; and the Assignor to deliver the old Note; and the Assignees to deliver the Escrowed Funds to the Escrow Agent, all of which will be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Assignment Agreement shall have the meanings given to such terms in the Assignment Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

- "Agreement" means this Agreement and all amendments made hereto by written agreement between the parties;
- "Assignment" means the signed Assignment and Amendment No. 1 to Note Agreement referred to herein;
- "Acknowledgement" means the signed Acknowledgement referred to herein;
- "Closing Date" shall mean January ___, 2007;
- "Escrowed Payment" means an aggregate cash payment of up to $1,000,000 which is the Purchase Price;
- "Escrowed Shares" shall mean 10,000 shares of See World Satellites, Inc., a Pennsylvania corporation, with medallion signature guaranteed stock powers;
- "Legal Opinion" shall mean the legal opinion described in the Assignment;
- "Note" shall mean the promissory note issued to Assignor;
- "Parties" shall mean the Assignor, Assignees, and Escrow Agent;

EXHIBIT

E

PENGAD 800-631-6989

- "Reissued Assigned Notes" shall mean the Assigned Notes to be reissued to Assignees;

- "Restricted Shares" shall mean the Shares described in the Assignment.

- Collectively, the Company executed Assignment, Legal Opinion, Restricted Shares, Escrowed Shares and Reissued Assigned Notes are referred to as "Company Documents";

- Collectively, the Assignor executed Assignment is referred to as "Assignor Documents"; and

- Collectively, the Escrowed Payment and the Assignees executed Assignment are referred to as "Assignee Documents".

- The Assignor Documents and Assignee Documents are collectively referred to as "Parties Documents".

1.2. Entire Agreement. This Agreement along with the Company Documents, Assignor Documents and Assignee Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents, Assignor Documents and Assignee Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents, Assignor Documents and Assignee Documents.

1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, corporation, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform

with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7. Specific Enforcement, Consent to Jurisdiction. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Parties hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

1.8. Waiver of Potential Conflict. Assignor and Assignee acknowledge that the Escrow Agent has represented Assignor and Assignees in the past and waive any conflict that may arise as a result of such representation.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1. Company Deliveries. On or prior to the Closing Date, the Company will deliver to the Escrow Agent the Company Documents.

2.2. Assignor Deliveries. On or prior to the Closing Date, the Assignor will deliver to the Escrow Agent the Assignor Documents.

2.3. Assignee Deliveries. On or before the Closing Date, Assignees shall deliver to the Escrow Agent the Purchase Price and Assignee Documents. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.
1155 6th Avenue
New York, NY 10036, USA
ABA Number: 0210-00089
For Credit to: Grushko & Mittman, IOLA Trust Account
Account Number: 45208884

2.4. Intention to Create Escrow Over Company Documents, Assignor Documents and Assignee Documents. The Parties intend that the Company Documents, Assignor Documents and Assignee Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.5. Escrow Agent to Deliver the Company Documents, Assignor Documents and Assignee Documents. The Escrow Agent shall hold and release the Company Documents, Assignor Documents and Assignee Documents only in accordance with the terms and conditions of this Agreement.

ARTICLE III

RELEASE OF ESCROW

3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents, Assignor Documents and Assignee Documents as follows:

(a) On the Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Company and the Assignor and Assignee Documents to the respective parties except that (i) Assignor's legal counsel, Lambert & Martineau, shall release the Escrowed Shares to the Escrow Agent within 24 to 48 hours of receipt and confirmation of the Escrowed Payment due and payable to the Assignor from FTS; (ii) the Legal Opinion will be released to Assignees; (iii) the Legal Fees will be released to Assignees' attorneys; and (iv) the Due Diligence Fee will be released to the Due Diligence Fee Recipients. The Escrow Shares shall be retained by the Escrow Agent to be released pursuant to the terms of the Assignment Agreement.

(b) All funds to be delivered to the Assignor shall be delivered pursuant to the wire instructions to be provided in writing by the Assignor to the Escrow Agent.

(c) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Parties, it shall deliver the Company Documents, Assignor Documents and Assignee Documents in accordance with the terms of the Joint Instructions.

(e) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents, Assignor Documents and Assignee Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2. Acknowledgement of Parties; Disputes. The Parties acknowledge that the only terms and conditions upon which the Company Documents, Assignor Documents and Assignee Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Parties reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents, Assignor Documents and Assignee Documents. Any dispute with respect to the release of the Company Documents, Assignor Documents and Assignee Documents shall be resolved pursuant to Section 4.2 or by agreement between the Parties.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a) The Parties acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether any of the Parties is entitled to receipt of the Company Documents, Assignor Documents and Assignee Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and

protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b) The Parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Assignor and Assignee, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Assignor and Assignee under this Agreement and to no other person.

(c) The Assignor and Assignee, jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Parties. Prior to the effective date of the resignation as specified in such notice, the Assignor and Assignees will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents, Assignor Documents and Assignee Documents to a substitute Escrow Agent selected by the Assignee and Assignor. If no successor Escrow Agent is named by the Assignees and Assignor, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents, Assignor Documents and Assignee Documents with the clerk of any such court.

(e) The Escrow Agent does not have and will not have any interest in the Company Documents, Assignor Documents and Assignee Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g) The Escrow Agent shall be permitted to act as counsel for the Assignee in any dispute as to the disposition of the Company Documents, Assignor Documents and Assignee Documents, in any other dispute between the Parties, whether or not the Escrow Agent is then holding the Company Documents, Assignor Documents and Assignee Documents and continues to act as the Escrow Agent hereunder.

(h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents, Assignor Documents and Assignee Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents, Assignor Documents and Assignee Documents pending receipt of a Joint Instruction from the Company, Assignor and Assignee, or (ii) deposit the Company Documents, Assignor

Documents and Assignee Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Assignor and Assignees and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents, Assignor Documents and Assignee Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Parties or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents, Assignor Documents and Assignee Documents or at any time upon the agreement in writing of the Assignor and Assignees.

5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a) If to Assignor, to:

Richard E. Miller
229 Third Avenue
Homer City, PA 15748
Fax: __________

(b) If to Assignees, to: the addresses and fax numbers described on Schedule A hereto

(c) If to the Escrow Agent, to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: 212-697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Assignor and Assignee shall be entitled to receive its pro rata portion of any accrued interest thereon, but only if the Escrow Agent receives from such party the party's United States taxpayer identification number and other requested information and forms.

5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7. Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

RICHARD E. MILLER
"Assignor"

____

ALPHA CAPITAL ANSTALT
"Assignee"

By:____________________________

PLATINUM LONG TERM GROWTH V
"Assignee"

By:____________________________

ELLIS INTERNATIONAL LTD.
"Assignee"

By:____________________________

WHALEHAVEN CAPITAL FUND LIMITED
"Assignee"

By:____________________________

ESCROW AGENT:

____
GRUSHKO & MITTMAN, P.C.

SCHEDULE A TO FUNDS ESCROW AGREEMENT

ASSIGNEES	PURCHASE PRICE	PRINCIPAL AMOUNT OF NOTE	SHARES
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$325,000.00	$390,000.00	4,875,000
PLATINUM LONG TERM GROWTH V 152 West 57th Street, 54th Floor New York, NY 10019 Fax: (212)	$325,000.00	$390,000.00	4,875,000
ELLIS INTERNATIONAL LTD. 53rd Street Urbanizacion Obarrio Swiss Tower, 16th Floor, Panama Republic of Panama Fax: (516) 887-8990	$150,000.00	$180,000.00	2,250,000
WHALEHAVEN CAPITAL FUND LIMITED c/o FWS Capital Ltd. 3rd Floor, 14 Par-Laville Road Hamilton, Bermuda HM08 Fax: (441) 295-5262	$200,000.00	$240,000.00	3,000,000
TOTAL	**$1,000,000.00**	**$1,200,000.00**	**15,000,000**

<DOCUMENT>
<TYPE>EX-10.1
<SEQUENCE>2
<FILENAME>v063560_ex10-1.txt
<TEXT>

EXHIBIT 10.1

PROMISSORY NOTE

$ 390,000.00 January 22, 2007

FOR VALUE RECEIVED FTS Group, Inc., a Nevada corporation, having a place of business at 7610 West Hillsborough Avenue, Tampa, Florida 33615 (the "Payor") hereby unconditionally promises to pay, without defalcation or offset and except as may otherwise be provided, without notice or demand, to the order of Alpha Capital Anstalt, and/or its successors, assigns, heirs and personal representatives having an address at Pradafant 7, 9490 Furstentums, Vaduz, Lichtenstein ("Payee"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Three Hundred Ninety Thousand and No/100 ($390,000.00) Dollars, in lawful money of the United States of America in accordance with the terms of this Note.

ARTICLE 1 PAYMENT TERMS

Payor agrees to pay sums due under this Note in installments as follows:

(a) Payment Terms; Term of the Loan. Commencing on the third (3rd) day of May, 2007 (the "First Payment Date"), and continuing monthly thereafter, a total of six (6) equal payments each in the sum of Twenty-Seven Thousand Dollars ($27,000) and monthly thereafter a total of six (6) equal payments each in the sum of Thirty-Eight Thousand Dollars ($38,000) (the "Installments").

(b) Maturity. On April 3, 2008 (the "Maturity Date"), this Note shall mature and the entire unpaid principal balance hereof, and all other sums which may be due and payable shall become due and payable in full.

(c) Place and Manner of Payments. All payments (including prepayments) to be made in respect of principal, interest or other amounts due from Payor hereunder shall be payable by 2:00 p.m., Eastern time, at Payee's address set forth on page 1 of this Note (or such other address as Payee may designate from time to time) on the day when due. Such payments shall be made to Payee in lawful money of the United States of America in funds immediately available at such office without setoff, counterclaim or other deduction of any nature. Any such payment received by Payee after 2:00 p.m., Eastern time, on any day shall be deemed to have been received on the next succeeding Business Day (as hereinafter defined). Whenever any payment to be made under this Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next following business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. To the extent permitted by law, after there shall have become due beyond all applicable cure periods (by acceleration of otherwise) any other amounts due from Payor hereunder or under, such amount shall bear interest for each day until paid (before and after judgment), payable on demand, at the Default Rate (as hereinafter defined).


(d) Application of Payments. All payments shall be applied to the reduction of principal.

ARTICLE 2 INTEREST

The Note shall bear interest at a rate of twenty percent (20%) or Two

EXHIBIT
F

PENGAD 800-631-6989

Hundred Thousand Dollars ($200,000) which shall be paid in the form of an original issue discount to the Note.

ARTICLE 3 DEFAULT AND ACCELERATION

Upon the occurrence of an Event of Default (as defined in the Stock Purchase Agreement of January 3, 2006): (a) the entire unpaid balance of the Loan, and all other sums paid by any holder hereof to or on behalf of Payor, or any successor in interest to the Payor, pursuant to the terms of this Note, together with late charges thereon, including interest at the Default Rate as applicable, at the option of Payee or the then holder hereof and without notice, shall become immediately due and payable, and one or more executions may forthwith issue on any judgment or judgments obtained by virtue hereof; and (b) Payee or the then holder hereof may exercise all of its rights and remedies provided it in the Stock Purchase Agreement, at law or in equity. No failure on the part of any holder hereof to exercise any of the rights hereunder or under the Stock Purchase Agreement shall be deemed a waiver of such rights or of any Event of Default hereunder or thereunder.

Payor hereby releases Payee from all errors and defects whatsoever in entering an action on account of such Event of Default and any judgment obtained pursuant thereto.

ARTICLE 4 DEFAULT INTEREST

Notwithstanding the stated Interest Rate above, from and after the date of any Event of Default (as hereinafter defined) until such Event of Default is cured, and after the maturity hereof, the Loan shall bear interest at a rate per annum equal to the highest interest rate permitted under the laws of the Commonwealth of Pennsylvania (the "Default Rate"); which Default Rate shall be effective before and after judgment.

ARTICLE 5 LATE CHARGE

In addition to the foregoing, in the event any installment of principal is not paid within ten (10) days of the due date thereof, Payor shall, upon demand, pay a late charge on the over due Installment(s), only as determined by Payee, not to exceed five (5%) percent of any such overdue payment, as compensation for the additional services resulting from such overdue payment, which "late charge" shall be payable on demand. This charge shall be in addition to, and not in lieu of, any other remedy Payee may have and is in addition to any fees and charges of any agents or attorneys which Payee is entitled to employ upon the occurrence of any default hereunder, whether authorized herein, or by law.


ARTICLE 6 PREPAYMENT

Payor shall have the right to prepay the principal indebtedness, in whole or in part, at anytime without penalty.

ARTICLE 7 STOCK PURCHASE AGREEMENT

This Note evidences the amount payable by Payor hereunder. This Note is secured by and entitled to the benefits of its pro-rata portion of 10,000 common shares of See World Satellites Inc. deposited with the escrow agent pursuant to the terms of the Escrow Agreement.

ARTICLE 8 TAXES AND REVENUE STAMPS

If at any time the United States Government, the Commonwealth of Pennsylvania, or any subordinate political subdivision thereof, or any department or bureau thereof shall require Internal Revenue stamps, assess a personal property tax, or levy any similar tax, fee or assessment on this Note,

... in such event upon demand from Payee, the Payor shall pay for same, and upon default in such payment within fifteen (15) days after demand for same, the holder of this Note may pay for such stamps and add the amount so paid to the principal debt evidenced by this Note and secured by the Stock Escrow Agreement, and said additional principal shall bear interest at the Default Interest Rate. If any law or ordinance adopted hereafter imposes a tax on the holder hereof with respect to this Note, the holder shall have the right at its election from time to time to require Payor, upon thirty (30) days notice, to pay such tax and, if not so paid, the holder hereof may pay such sum, which sum shall thereafter be added to the principal debt evidenced by this Note and secured by the Stock Escrow Agreement, and said additional principal shall bear interest at the Default Interest Rate. All of the obligations herein contained shall be absolute and unconditional, without regard to the liability of any other party hereto. Anything to the contrary herein notwithstanding, Payor shall have no obligation to pay any income, excess profits or similar tax based on and measured by net profits or gross profits levied on Payee or other holder hereof.

ARTICLE 9 INDEMNITY

Payor hereby indemnifies and agrees to save and hold Payee harmless from and against any and all liability, claim, loss or cost whatsoever, including reasonable attorney's fees and expenses, arising from any action of any nature whatsoever taken against Payor as the owner of See World Satellites, Inc.'s common stock or against Payee, as successor in title thereto, for any violation, omission, situation or condition under any law, statute, rule, regulation, judicial determination or ordinance now or hereafter in effect. This indemnity shall survive repayment of the Note in full and release of the Note.

ARTICLE 10 CONFESSION OF JUDGEMENT

PAYOR DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT (AS DEFINED IN THE LOAN AGREEMENT OF JANUARY 3, 2006) TO APPEAR FOR PAYOR AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST PAYOR AND IN FAVOR OF PAYEE, ITS SUCCESSORS AND ASSIGNS, FOR SUCH SUMS AS SHALL HAVE BECOME DUE UNDER THIS NOTE, BY ACCELERATION OR OTHERWISE, AND FOR SUCH SUMS DUE BY REASON OF ANY BREACH BY PAYOR OF ANY COVENANT OR CONDITION OF THIS NOTE, WITH COSTS OF SUIT AND A REASONABLE ATTORNEYS' COMMISSION FOR COLLECTION, AND FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION THEREON, WITH RELEASE OF ALL ERRORS, AND WITHOUT STAY OF EXECUTION, AND INQUISITION AND EXTENSION UPON ANY LEVY ON THE STOCK ARE HEREBY EXPRESSLY WAIVED, AND EXEMPTION OF ANY AND ALL STOCK FROM LEVY OR SALE BY VIRTUE OF ANY EXEMPTION LAW NOW IN FORCE OR WHICH MAY HEREAFTER BE ENACTED IS ALSO EXPRESSLY WAIVED BY PAYOR. PAYOR FURTHER AUTHORIZES AND EMPOWERS ANY ATTORNEY, EITHER IN ADDITION TO OR WITHOUT SUCH JUDGMENT FOR SPECIFIC SUMS DUE UNDER THIS NOTE, AS HEREINABOVE PROVIDED, TO APPEAR FOR PAYOR AND FOR ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH PAYOR, AND CONFESS JUDGMENT FORTHWITH AGAINST PAYOR AND SUCH OTHER PERSONS AND IN FAVOR OF PAYEE, WITH ALL THE CONDITIONS, FEES, RELEASES, WAIVERS OF STAY OF EXECUTION AND WAIVER OF EXEMPTION TO ACCOMPANY SAID CONFESSION OF JUDGMENT FOR AMOUNTS DUE. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF PAYEE, OR SOMEONE ON PAYEE'S BEHALF, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS NOTE AS A WARRANT OF ATTORNEY. THE ENTRY OF JUDGMENT UNDER THE FOREGOING WARRANT SHALL NOT EXHAUST THE WARRANT, BUT SUCCESSIVE JUDGMENTS MAY BE ENTERED THEREUNDER FROM TIME TO TIME AS OFTEN AS AN EVENT OF DEFAULT OCCURS. PAYEE MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR THE AMOUNT OF ANY JUDGMENT AND COSTS, WITHOUT LEAVE OF COURT. PAYOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE, THE STOCK PURCHASE AGREEMENT AND ANY OTHER MATERIAL DOCUMENTS. PAYOR HEREBY EXPRESSLY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO THE CONFESSION OF JUDGMENT PROVISIONS SET FORTH HEREIN.


ARTICLE 11 WAIVER OF TRIAL BY JURY

PAYOR AND PAYEE, BY ACCEPTANCE OF THIS NOTE, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF PAYEE OR PAYOR.

ARTICLE 12 SUCCESSORS AND ASSIGNS

This obligation shall bind Payor and its successors and assigns, and the benefits hereof shall inure to Payee and its successors and assigns, and subsequent holders hereof.

ARTICLE 13 GOVERNING LAW

This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its principles of choice of law.


ARTICLE 14 PARTIAL INVALIDITY

In case any term or provision of this Note or the application thereof to any Person (as hereinafter defined) or any circumstances shall to any extent be unenforceable or invalid for any reason, the remainder of this Note, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be impaired thereby, and such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, shall be deleted from this Note.

ARTICLE 15 DEFINITIONS

All capitalized terms used herein and not defined herein shall have the same meaning as set forth in the Stock Purchase Agreement. The word "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pennsylvania. The word "Payor" shall mean the corporation named in this Note, and the successors and assigns of Payor. The word "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

ARTICLE 16 AUTHORIZATION

The Persons exceeding this instrument for and on behalf of Payor, hereby warrant, covenant, represent and confirm that they are duly and legally designated and authorized to execute and deliver this Note and that this instrument is valid and binding on Payor and the Land in accordance with its terms by reason of such execution.

ARTICLE 17 PAYEE"S RECORDS CONTROLLING

The unpaid principal amount of this Note, the unpaid interest accrued hereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of Payee, which shall be conclusive absent manifest error.

ARTICLE 18 WAIVERS

Except as expressly provided herein or therein, Payor hereby expressly

presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Stock Purchase Agreement, the Stock Escrow Agreement and other Material Documents, and an action for amounts due hereunder or thereunder shall immediately accrue.


ARTICLE 19 NOTICES

All notices, requests, demands, directions and other communications (collectively, "Notices") under the provisions hereof shall be in writing unless otherwise expressly permitted hereunder, shall be sent as provided in the Stock Purchase Agreement and shall be effective when received. Payee may rely on any notice purportedly made by or on behalf of Payor, and shall have no duly to verify the identity or authority of the person giving such notice.

ARTICLE 20 ATTORNEYS' FEES

If this Note is placed in the hands of an attorney at law for collection by reason of an Event of Default on the part of Payor, Payor hereby agrees to pay to Payee, in addition to the sums stated above, the costs of collection, including reasonably attorneys' fees incurred in connection therewith.

ARTICLE 21 NO ORAL MODIFICATION

This Note may not be amended, modified or supplemented orally, but only by an agreement in writing signed by the parties.

ARTICLE 22 JOINT AND SEVERAL OBLIGATIONS

The obligations of each person or entity comprising Payor hereunder and under the Stock Purchase Agreement and Stock Escrow Agreement shall be joint and several obligations.

ARTICLE 23 COMPLIANCE WITH USURY LAWS

It is the intention of the parties to conform strictly to the usury laws, whether state or federal, which are applicable to this Note. All agreements between Payee and Payor, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Payee or the holder hereof, or collected by Payee or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Payee or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Documents and not the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Payor or to any other person making such payment on Payor's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Payor evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread

from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Payor, any endorser or Guarantor and Payee.


ARTICLE 24 DEFINED TERMS

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

IN WITNESS WHEREOF, Payor has duly executed and delivered this Note as of the day and year first above written.

ATTEST: FTS Group, Inc., a Nevada corporation

---------------------------- By: /s/ Scott Gallagher

Scott Gallagher, President & CEO

</TEXT>
</DOCUMENT>

<DOCUMENT>
<TYPE>EX-10.2
<SEQUENCE>3
<FILENAME>v063560_ex10-2.txt
<TEXT>

EXHIBIT 10.2

PROMISSORY NOTE

$ 180,000.00 January 22, 2007

FOR VALUE RECEIVED FTS Group, Inc., a Nevada corporation, having a place of business at 7610 West Hillsborough Avenue, Tampa, Florida 33615 (the "Payor") hereby unconditionally promises to pay, without defalcation or offset and except as may otherwise be provided, without notice or demand, to the order of Ellis International Ltd., and/or its successors, assigns, heirs and personal representatives having an address at 53rd Street Urbanizacion Obarrio, Swiss Tower, 16th Floor, Panama, Republic of Panama ("Payee"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of One Hundred Eighty Thousand and No/100 ($180,000.00) Dollars, in lawful money of the United States of America in accordance with the terms of this Note.

ARTICLE 1 PAYMENT TERMS

Payor agrees to pay sums due under this Note in installments as follows:

(a) Payment Terms; Term of the Loan. Commencing on the third (3rd) day of May, 2007 (the "First Payment Date"), and continuing monthly thereafter, a total of six (6) equal payments each in the sum of Twelve Thousand Five Hundred Dollars ($12,500) and monthly thereafter a total of six (6) equal payments each in the sum of Seventeen Thousand Five Hundred Dollars ($17,500) (the "Installments").

(b) Maturity. On April 3, 2008 (the "Maturity Date"), this Note shall mature and the entire unpaid principal balance hereof, and all other sums which may be due and payable shall become due and payable in full.

(c) Place and Manner of Payments. All payments (including prepayments) to be made in respect of principal, interest or other amounts due from Payor hereunder shall be payable by 2:00 p.m., Eastern time, at Payee's address set forth on page 1 of this Note (or such other address as Payee may designate from time to time) on the day when due. Such payments shall be made to Payee in lawful money of the United States of America in funds immediately available at such office without setoff, counterclaim or other deduction of any nature. Any such payment received by Payee after 2:00 p.m., Eastern time, on any day shall be deemed to have been received on the next succeeding Business Day (as hereinafter defined). Whenever any payment to be made under this Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next following business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. To the extent permitted by law, after there shall have become due beyond all applicable cure periods (by acceleration of otherwise) any other amounts due from Payor hereunder or under, such amount shall bear interest for each day until paid (before and after judgment), payable on demand, at the Default Rate (as hereinafter defined).


(d) Application of Payments. All payments shall be applied to the reduction of principal.

ARTICLE 2 INTEREST

The Note shall bear interest at a rate of twenty percent (20%) or Two Hundred Thousand Dollars ($200,000) which shall be paid in the form of an original issue discount to the Note.

ARTICLE 3 DEFAULT AND ACCELERATION

Upon the occurrence of an Event of Default (as defined in the Stock Purchase Agreement of January 3, 2006): (a) the entire unpaid balance of the Loan, and all other sums paid by any holder hereof to or on behalf of Payor, or any successor in interest to the Payor, pursuant to the terms of this Note, together with late charges thereon, including interest at the Default Rate as applicable, at the option of Payee or the then holder hereof and without notice, shall become immediately due and payable, and one or more executions may forthwith issue on any judgment or judgments obtained by virtue hereof; and (b) Payee or the then holder hereof may exercise all of its rights and remedies provided it in the Stock Purchase Agreement, at law or in equity. No failure on the part of any holder hereof to exercise any of the rights hereunder or under the Stock Purchase Agreement shall be deemed a waiver of such rights or of any Event of Default hereunder or thereunder.

Payor hereby releases Payee from all errors and defects whatsoever in entering an action on account of such Event of Default and any judgment obtained pursuant thereto.

ARTICLE 4 DEFAULT INTEREST

Notwithstanding the stated Interest Rate above, from and after the date of any Event of Default (as hereinafter defined) until such Event of Default is cured, and after the maturity hereof, the Loan shall bear interest at a rate per annum equal to the highest interest rate permitted under the laws of the Commonwealth of Pennsylvania (the "Default Rate"); which Default Rate shall be effective before and after judgment.

ARTICLE 5 LATE CHARGE

In addition to the foregoing, in the event any installment of principal is not paid within ten (10) days of the due date thereof, Payor shall, upon demand, pay a late charge on the over due Installment(s), only as determined by Payee, not to exceed five (5%) percent of any such overdue payment, as compensation for the additional services resulting from such overdue payment, which "late charge" shall be payable on demand. This charge shall be in addition to, and not in lieu of, any other remedy Payee may have and is in addition to any fees and charges of any agents or attorneys which Payee is entitled to employ upon the occurrence of any default hereunder, whether authorized herein, or by law.


ARTICLE 6 PREPAYMENT

Payor shall have the right to prepay the principal indebtedness, in whole or in part, at anytime without penalty.

ARTICLE 7 STOCK PURCHASE AGREEMENT

This Note evidences the amount payable by Payor hereunder. This Note is secured by and entitled to the benefits of its pro-rata portion of 10,000 common shares of See World Satellites Inc. deposited with the escrow agent pursuant to the terms of the Escrow Agreement.

ARTICLE 8 TAXES AND REVENUE STAMPS

If at any time the United States Government, the Commonwealth of Pennsylvania, or any subordinate political subdivision thereof, or any department or bureau thereof shall require Internal Revenue stamps, assess a

personal property tax, or levy any [illegible] then and in such event upon demand from Payee, the Payor shall pay for same; and upon default in such payment within fifteen (15) days after demand for same, the holder of this Note may pay for such stamps and add the amount so paid to the principal debt evidenced by this Note and secured by the Stock Escrow Agreement, and said additional principal shall bear interest at the Default Interest Rate. If any law or ordinance adopted hereafter imposes a tax on the holder hereof with respect to this Note; the holder shall have the right at its election from time to time to require Payor, upon thirty (30) days notice, to pay such tax and, if not so paid, the holder hereof may pay such sum, which sum shall thereafter be added to the principal debt evidenced by this Note and secured by the Stock Escrow Agreement, and said additional principal shall bear interest at the Default Interest Rate. All of the obligations herein contained shall be absolute and unconditional, without regard to the liability of any other party hereto. Anything to the contrary herein notwithstanding, Payor shall have no obligation to pay any income, excess profits or similar tax based on and measured by net profits or gross profits levied on Payee or other holder hereof.

ARTICLE 9 INDEMNITY

Payor hereby indemnifies and agrees to save and hold Payee harmless from and against any and all liability, claim, loss or cost whatsoever, including reasonable attorney's fees and expenses, arising from any action of any nature whatsoever taken against Payor as the owner of See World Satellites, Inc.'s common stock or against Payee, as successor in title thereto, for any violation, omission, situation or condition under any law, statute, rule, regulation, judicial determination or ordinance now or hereafter in effect. This indemnity shall survive repayment of the Note in full and release of the Note.


ARTICLE 10 CONFESSION OF JUDGEMENT

PAYOR DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT (AS DEFINED IN THE LOAN AGREEMENT OF JANUARY 3, 2006) TO APPEAR FOR PAYOR AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST PAYOR AND IN FAVOR OF PAYEE, ITS SUCCESSORS AND ASSIGNS, FOR SUCH SUMS AS SHALL HAVE BECOME DUE UNDER THIS NOTE, BY ACCELERATION OR OTHERWISE, AND FOR SUCH SUMS DUE BY REASON OF ANY BREACH BY PAYOR OF ANY COVENANT OR CONDITION OF THIS NOTE, WITH COSTS OF SUIT AND A REASONABLE ATTORNEYS' COMMISSION FOR COLLECTION, AND FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION THEREON, WITH RELEASE OF ALL ERRORS, AND WITHOUT STAY OF EXECUTION, AND INQUISITION AND EXTENSION UPON ANY LEVY ON THE STOCK ARE HEREBY EXPRESSLY WAIVED, AND EXEMPTION OF ANY AND ALL STOCK FROM LEVY OR SALE BY VIRTUE OF ANY EXEMPTION LAW NOW IN FORCE OR WHICH MAY HEREAFTER BE ENACTED IS ALSO EXPRESSLY WAIVED BY PAYOR. PAYOR FURTHER AUTHORIZES AND EMPOWERS ANY ATTORNEY, EITHER IN ADDITION TO OR WITHOUT SUCH JUDGMENT FOR SPECIFIC SUMS DUE UNDER THIS NOTE, AS HEREINABOVE PROVIDED, TO APPEAR FOR PAYOR AND FOR ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH PAYOR, AND CONFESS JUDGMENT FORTHWITH AGAINST PAYOR AND SUCH OTHER PERSONS AND IN FAVOR OF PAYEE, WITH ALL THE CONDITIONS, FEES, RELEASES, WAIVERS OF STAY OF EXECUTION AND WAIVER OF EXEMPTION TO ACCOMPANY SAID CONFESSION OF JUDGMENT FOR AMOUNTS DUE. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF PAYEE, OR SOMEONE ON PAYEE'S BEHALF, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS NOTE AS A WARRANT OF ATTORNEY. THE ENTRY OF JUDGMENT UNDER THE FOREGOING WARRANT SHALL NOT EXHAUST THE WARRANT, BUT SUCCESSIVE JUDGMENTS MAY BE ENTERED THEREUNDER FROM TIME TO TIME AS OFTEN AS AN EVENT OF DEFAULT OCCURS. PAYEE MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR THE AMOUNT OF ANY JUDGMENT AND COSTS, WITHOUT LEAVE OF COURT. PAYOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE, THE STOCK PURCHASE AGREEMENT AND ANY OTHER MATERIAL DOCUMENTS. PAYOR HEREBY EXPRESSLY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO THE CONFESSION OF JUDGMENT PROVISIONS SET FORTH HEREIN.

ARTICLE 11 WAIVER OF TRIAL BY JURY

PAYOR AND PAYEE, BY ACCEPTANCE OF THIS NOTE, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF PAYEE OR PAYOR.

ARTICLE 12 SUCCESSORS AND ASSIGNS

This obligation shall bind Payor and its successors and assigns, and the benefits hereof shall inure to Payee and its successors and assigns, and subsequent holders hereof.


ARTICLE 13 GOVERNING LAW

This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its principles of choice of law.

ARTICLE 14 PARTIAL INVALIDITY

In case any term or provision of this Note or the application thereof to any Person (as hereinafter defined) or any circumstances shall to any extent be unenforceable or invalid for any reason, the remainder of this Note, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be impaired thereby, and such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, shall be deleted from this Note.

ARTICLE 15 DEFINITIONS

All capitalized terms used herein and not defined herein shall have the same meaning as set forth in the Stock Purchase Agreement. The word "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pennsylvania. The word "Payor" shall mean the corporation named in this Note, and the successors and assigns of Payor. The word "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

ARTICLE 16 AUTHORIZATION

The Persons exceeding this instrument for and on behalf of Payor, hereby warrant, covenant, represent and confirm that they are duly and legally designated and authorized to execute and deliver this Note and that this instrument is valid and binding on Payor and the Land in accordance with its terms by reason of such execution.

ARTICLE 17 PAYEE"S RECORDS CONTROLLING

The unpaid principal amount of this Note, the unpaid interest accrued hereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of Payee, which shall be conclusive absent manifest error.

ARTICLE 18 WAIVERS

Except as expressly provided herein or therein, Payor hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Stock Purchase Agreement, the Stock Escrow Agreement and other Material Documents, and an action for amounts due hereunder or thereunder shall immediately accrue.


ARTICLE 19 NOTICES

All notices, requests, demands, directions and other communications (collectively, "Notices") under the provisions hereof shall be in writing unless otherwise expressly permitted hereunder, shall be sent as provided in the Stock Purchase Agreement and shall be effective when received. Payee may rely on any notice purportedly made by or on behalf of Payor, and shall have no duly to verify the identity or authority of the person giving such notice.

ARTICLE 20 ATTORNEYS' FEES

If this Note is placed in the hands of an attorney at law for collection by reason of an Event of Default on the part of Payor, Payor hereby agrees to pay to Payee, in addition to the sums stated above, the costs of collection, including reasonably attorneys' fees incurred in connection therewith.

ARTICLE 21 NO ORAL MODIFICATION

This Note may not be amended, modified or supplemented orally, but only by an agreement in writing signed by the parties.

ARTICLE 22 JOINT AND SEVERAL OBLIGATIONS

The obligations of each person or entity comprising Payor hereunder and under the Stock Purchase Agreement and Stock Escrow Agreement shall be joint and several obligations.

ARTICLE 23 COMPLIANCE WITH USURY LAWS

It is the intention of the parties to conform strictly to the usury laws, whether state or federal, which are applicable to this Note. All agreements between Payee and Payor, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Payee or the holder hereof, or collected by Payee or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Payee or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Documents and not the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Payor or to any other person making such payment on Payor's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Payor evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit

of validity prescribed by law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Payor, any endorser or Guarantor and Payee.


ARTICLE 24 DEFINED TERMS

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

IN WITNESS WHEREOF, Payor has duly executed and delivered this Note as of the day and year first above written.

ATTEST: FTS Group, Inc., a Nevada corporation

By: /s/ Scott Gallagher

----------------------------- -----------------------------

Scott Gallagher, President & CEO

</TEXT>
</DOCUMENT>

<DOCUMENT>
<TYPE>EX-10.3
<SEQUENCE>4
<FILENAME>v063560_ex10-3.txt
<TEXT>

EXHIBIT 10.3

PROMISSORY NOTE

$ 390,000.00 January 22, 2007

FOR VALUE RECEIVED FTS Group, Inc., a Nevada corporation, having a place of business at 7610 West Hillsborough Avenue, Tampa, Florida 33615 (the "Payor") hereby unconditionally promises to pay, without defalcation or offset and except as may otherwise be provided, without notice or demand, to the order of Platinum Long Term Growth V, and/or its successors, assigns, heirs and personal representatives having an address at 152 West 57th Street, 54th Floor, New York, NY 10019 ("Payee"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Three Hundred Ninety Thousand and No/100 ($390,000.00) Dollars, in lawful money of the United States of America in accordance with the terms of this Note.

ARTICLE 1 PAYMENT TERMS

Payor agrees to pay sums due under this Note in installments as follows:

(a) Payment Terms; Term of the Loan. Commencing on the third (3rd) day of May, 2007 (the "First Payment Date"), and continuing monthly thereafter, a total of six (6) equal payments each in the sum of Twenty-Seven Thousand Dollars ($27,000) and monthly thereafter a total of six (6) equal payments each in the sum of Thirty-Eight Thousand Dollars ($38,000) (the "Installments").

(b) Maturity. On April 3, 2008 (the "Maturity Date"), this Note shall mature and the entire unpaid principal balance hereof, and all other sums which may be due and payable shall become due and payable in full.

(c) Place and Manner of Payments. All payments (including prepayments) to be made in respect of principal, interest or other amounts due from Payor hereunder shall be payable by 2:00 p.m., Eastern time, at Payee's address set forth on page 1 of this Note (or such other address as Payee may designate from time to time) on the day when due. Such payments shall be made to Payee in lawful money of the United States of America in funds immediately available at such office without setoff, counterclaim or other deduction of any nature. Any such payment received by Payee after 2:00 p.m., Eastern time, on any day shall be deemed to have been received on the next succeeding Business Day (as hereinafter defined). Whenever any payment to be made under this Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next following business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. To the extent permitted by law, after there shall have become due beyond all applicable cure periods (by acceleration of otherwise) any other amounts due from Payor hereunder or under, such amount shall bear interest for each day until paid (before and after judgment), payable on demand, at the Default Rate (as hereinafter defined).


(d) Application of Payments. All payments shall be applied to the reduction of principal.

ARTICLE 2 INTEREST

The Note shall bear interest at a rate of twenty percent (20%) or Two

Hundred Thousand Dollars ... original issue discount to the Note.

ARTICLE 3 DEFAULT AND ACCELERATION

Upon the occurrence of an Event of Default (as defined in the Stock Purchase Agreement of January 3, 2006): (a) the entire unpaid balance of the Loan, and all other sums paid by any holder hereof to or on behalf of Payor, or any successor in interest to the Payor, pursuant to the terms of this Note, together with late charges thereon, including interest at the Default Rate as applicable, at the option of Payee or the then holder hereof and without notice, shall become immediately due and payable, and one or more executions may forthwith issue on any judgment or judgments obtained by virtue hereof; and (b) Payee or the then holder hereof may exercise all of its rights and remedies provided it in the Stock Purchase Agreement, at law or in equity. No failure on the part of any holder hereof to exercise any of the rights hereunder or under the Stock Purchase Agreement shall be deemed a waiver of such rights or of any Event of Default hereunder or thereunder.

Payor hereby releases Payee from all errors and defects whatsoever in entering an action on account of such Event of Default and any judgment obtained pursuant thereto.

ARTICLE 4 DEFAULT INTEREST

Notwithstanding the stated Interest Rate above, from and after the date of any Event of Default (as hereinafter defined) until such Event of Default is cured, and after the maturity hereof, the Loan shall bear interest at a rate per annum equal to the highest interest rate permitted under the laws of the Commonwealth of Pennsylvania (the "Default Rate"); which Default Rate shall be effective before and after judgment.

ARTICLE 5 LATE CHARGE

In addition to the foregoing, in the event any installment of principal is not paid within ten (10) days of the due date thereof, Payor shall, upon demand, pay a late charge on the over due Installment(s), only as determined by Payee, not to exceed five (5%) percent of any such overdue payment, as compensation for the additional services resulting from such overdue payment, which "late charge" shall be payable on demand. This charge shall be in addition to, and not in lieu of, any other remedy Payee may have and is in addition to any fees and charges of any agents or attorneys which Payee is entitled to employ upon the occurrence of any default hereunder, whether authorized herein, or by law.


ARTICLE 6 PREPAYMENT

Payor shall have the right to prepay the principal indebtedness, in whole or in part, at anytime without penalty.

ARTICLE 7 STOCK PURCHASE AGREEMENT

This Note evidences the amount payable by Payor hereunder. This Note is secured by and entitled to the benefits of its pro-rata portion of 10,000 common shares of See World Satellites Inc. deposited with the escrow agent pursuant to the terms of the Escrow Agreement.

ARTICLE 8 TAXES AND REVENUE STAMPS

If at any time the United States Government, the Commonwealth of Pennsylvania, or any subordinate political subdivision thereof, or any department or bureau thereof shall require Internal Revenue stamps, assess a personal property tax, or levy any similar tax, fee or assessment on this Note,

then and in such event upon demand from Payee, the Payor shall pay for same; and upon default in such payment within fifteen (15) days after demand for same, the holder of this Note may pay for such stamps and add the amount so paid to the principal debt evidenced by this Note and secured by the Stock Escrow Agreement, and said additional principal shall bear interest at the Default Interest Rate. If any law or ordinance adopted hereafter imposes a tax on the holder hereof with respect to this Note, the holder shall have the right at its election from time to time to require Payor, upon thirty (30) days notice, to pay such tax and, if not so paid, the holder hereof may pay such sum, which sum shall thereafter be added to the principal debt evidenced by this Note and secured by the Stock Escrow Agreement, and said additional principal shall bear interest at the Default Interest Rate. All of the obligations herein contained shall be absolute and unconditional, without regard to the liability of any other party hereto. Anything to the contrary herein notwithstanding, Payor shall have no obligation to pay any income, excess profits or similar tax based on and measured by net profits or gross profits levied on Payee or other holder hereof.

ARTICLE 9 INDEMNITY

Payor hereby indemnifies and agrees to save and hold Payee harmless from and against any and all liability, claim, loss or cost whatsoever, including reasonable attorney's fees and expenses, arising from any action of any nature whatsoever taken against Payor as the owner of See World Satellites, Inc.'s common stock or against Payee, as successor in title thereto, for any violation, omission, situation or condition under any law, statute, rule, regulation, judicial determination or ordinance now or hereafter in effect. This indemnity shall survive repayment of the Note in full and release of the Note.

ARTICLE 10 CONFESSION OF JUDGEMENT

PAYOR DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT (AS DEFINED IN THE LOAN AGREEMENT OF JANUARY 3, 2006) TO APPEAR FOR PAYOR AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST PAYOR AND IN FAVOR OF PAYEE, ITS SUCCESSORS AND ASSIGNS, FOR SUCH SUMS AS SHALL HAVE BECOME DUE UNDER THIS NOTE, BY ACCELERATION OR OTHERWISE, AND FOR SUCH SUMS DUE BY REASON OF ANY BREACH BY PAYOR OF ANY COVENANT OR CONDITION OF THIS NOTE, WITH COSTS OF SUIT AND A REASONABLE ATTORNEYS' COMMISSION FOR COLLECTION, AND FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION THEREON, WITH RELEASE OF ALL ERRORS, AND WITHOUT STAY OF EXECUTION, AND INQUISITION AND EXTENSION UPON ANY LEVY ON THE STOCK ARE HEREBY EXPRESSLY WAIVED, AND EXEMPTION OF ANY AND ALL STOCK FROM LEVY OR SALE BY VIRTUE OF ANY EXEMPTION LAW NOW IN FORCE OR WHICH MAY HEREAFTER BE ENACTED IS ALSO EXPRESSLY WAIVED BY PAYOR. PAYOR FURTHER AUTHORIZES AND EMPOWERS ANY ATTORNEY, EITHER IN ADDITION TO OR WITHOUT SUCH JUDGMENT FOR SPECIFIC SUMS DUE UNDER THIS NOTE, AS HEREINABOVE PROVIDED, TO APPEAR FOR PAYOR AND FOR ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH PAYOR, AND CONFESS JUDGMENT FORTHWITH AGAINST PAYOR AND SUCH OTHER PERSONS AND IN FAVOR OF PAYEE, WITH ALL THE CONDITIONS, FEES, RELEASES, WAIVERS OF STAY OF EXECUTION AND WAIVER OF EXEMPTION TO ACCOMPANY SAID CONFESSION OF JUDGMENT FOR AMOUNTS DUE. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF PAYEE, OR SOMEONE ON PAYEE'S BEHALF, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS NOTE AS A WARRANT OF ATTORNEY. THE ENTRY OF JUDGMENT UNDER THE FOREGOING WARRANT SHALL NOT EXHAUST THE WARRANT, BUT SUCCESSIVE JUDGMENTS MAY BE ENTERED THEREUNDER FROM TIME TO TIME AS OFTEN AS AN EVENT OF DEFAULT OCCURS. PAYEE MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR THE AMOUNT OF ANY JUDGMENT AND COSTS, WITHOUT LEAVE OF COURT. PAYOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE, THE STOCK PURCHASE AGREEMENT AND ANY OTHER MATERIAL DOCUMENTS. PAYOR HEREBY EXPRESSLY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO THE CONFESSION OF JUDGMENT PROVISIONS SET FORTH HEREIN.


ARTICLE 11 WAIVER OF TRIAL BY JURY

PAYOR AND PAYEE, BY ACCEPTANCE OF THIS NOTE, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF PAYEE OR PAYOR.

ARTICLE 12 SUCCESSORS AND ASSIGNS

This obligation shall bind Payor and its successors and assigns, and the benefits hereof shall inure to Payee and its successors and assigns, and subsequent holders hereof.

ARTICLE 13 GOVERNING LAW

This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its principles of choice of law.


ARTICLE 14 PARTIAL INVALIDITY

In case any term or provision of this Note or the application thereof to any Person (as hereinafter defined) or any circumstances shall to any extent be unenforceable or invalid for any reason, the remainder of this Note, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be impaired thereby, and such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, shall be deleted from this Note.

ARTICLE 15 DEFINITIONS

All capitalized terms used herein and not defined herein shall have the same meaning as set forth in the Stock Purchase Agreement. The word "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pennsylvania. The word "Payor" shall mean the corporation named in this Note, and the successors and assigns of Payor. The word "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

ARTICLE 16 AUTHORIZATION

The Persons exceeding this instrument for and on behalf of Payor, hereby warrant, covenant, represent and confirm that they are duly and legally designated and authorized to execute and deliver this Note and that this instrument is valid and binding on Payor and the Land in accordance with its terms by reason of such execution.

ARTICLE 17 PAYEE"S RECORDS CONTROLLING

The unpaid principal amount of this Note, the unpaid interest accrued hereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of Payee, which shall be conclusive absent manifest error.

ARTICLE 18 WAIVERS

Except as expressly provided herein or therein, Payor hereby expressly

waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Stock Purchase Agreement, the Stock Escrow Agreement and other Material Documents, and an action for amounts due hereunder or thereunder shall immediately accrue.


ARTICLE 19 NOTICES

All notices, requests, demands, directions and other communications (collectively, "Notices") under the provisions hereof shall be in writing unless otherwise expressly permitted hereunder, shall be sent as provided in the Stock Purchase Agreement and shall be effective when received. Payee may rely on any notice purportedly made by or on behalf of Payor, and shall have no duly to verify the identity or authority of the person giving such notice.

ARTICLE 20 ATTORNEYS' FEES

If this Note is placed in the hands of an attorney at law for collection by reason of an Event of Default on the part of Payor, Payor hereby agrees to pay to Payee, in addition to the sums stated above, the costs of collection, including reasonably attorneys' fees incurred in connection therewith.

ARTICLE 21 NO ORAL MODIFICATION

This Note may not be amended, modified or supplemented orally, but only by an agreement in writing signed by the parties.

ARTICLE 22 JOINT AND SEVERAL OBLIGATIONS

The obligations of each person or entity comprising Payor hereunder and under the Stock Purchase Agreement and Stock Escrow Agreement shall be joint and several obligations.

ARTICLE 23 COMPLIANCE WITH USURY LAWS

It is the intention of the parties to conform strictly to the usury laws, whether state or federal, which are applicable to this Note. All agreements between Payee and Payor, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Payee or the holder hereof, or collected by Payee or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Payee or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Documents and not the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Payor or to any other person making such payment on Payor's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Payor evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, pro-rated, allocated and spread

from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Payor, any endorser or Guarantor and Payee.


ARTICLE 24 DEFINED TERMS

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

IN WITNESS WHEREOF, Payor has duly executed and delivered this Note as of the day and year first above written.

ATTEST: FTS Group, Inc., a Nevada corporation

By: /s/ Scott Gallagher

Scott Gallagher, President & CEO

</TEXT>
</DOCUMENT>

<TYPE>EX-10.4
<SEQUENCE>5
<FILENAME>v063560_ex10-4.txt
<TEXT>

EXHIBIT 10.4

PROMISSORY NOTE

$ 240,000.00 January 22, 2007

FOR VALUE RECEIVED FTS Group, Inc., a Nevada corporation, having a place of business at 7610 West Hillsborough Avenue, Tampa, Florida 33615 (the "Payor") hereby unconditionally promises to pay, without defalcation or offset and except as may otherwise be provided, without notice or demand, to the order of Whalehaven Capital Fund Limited, and/or its successors, assigns, heirs and personal representatives having an address at c/o FWS Capital Ltd., 3rd Floor, 14 Par-Laville Road, Hamilton, Bermuda HM08 ("Payee"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Two Hundred Forty Thousand and No/100 ($240,000.00) Dollars, in lawful money of the United States of America in accordance with the terms of this Note.

ARTICLE 1 PAYMENT TERMS

Payor agrees to pay sums due under this Note in installments as follows:

(a) Payment Terms; Term of the Loan. Commencing on the third (3rd) day of May, 2007 (the "First Payment Date"), and continuing monthly thereafter, a total of six (6) equal payments each in the sum of Sixteen Thousand Five Hundred Dollars ($16,500) and monthly thereafter a total of six (6) equal payments each in the sum of Twenty-Three Thousand Five Hundred Dollars ($23,500) (the "Installments").

(b) Maturity. On April 3, 2008 (the "Maturity Date"), this Note shall mature and the entire unpaid principal balance hereof, and all other sums which may be due and payable shall become due and payable in full.

(c) Place and Manner of Payments. All payments (including prepayments) to be made in respect of principal, interest or other amounts due from Payor hereunder shall be payable by 2:00 p.m., Eastern time, at Payee's address set forth on page 1 of this Note (or such other address as Payee may designate from time to time) on the day when due. Such payments shall be made to Payee in lawful money of the United States of America in funds immediately available at such office without setoff, counterclaim or other deduction of any nature. Any such payment received by Payee after 2:00 p.m., Eastern time, on any day shall be deemed to have been received on the next succeeding Business Day (as hereinafter defined). Whenever any payment to be made under this Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next following business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. To the extent permitted by law, after there shall have become due beyond all applicable cure periods (by acceleration of otherwise) any other amounts due from Payor hereunder or under, such amount shall bear interest for each day until paid (before and after judgment), payable on demand, at the Default Rate (as hereinafter defined).


(d) Application of Payments. All payments shall be applied to the reduction of principal.

ARTICLE 2 INTEREST

... shall bear interest at a rate of twenty percent (20%) of Two Hundred Thousand Dollars ($200,000) which shall be paid in the form of an original issue discount to the Note.

ARTICLE 3 DEFAULT AND ACCELERATION

Upon the occurrence of an Event of Default (as defined in the Stock Purchase Agreement of January 3, 2006): (a) the entire unpaid balance of the Loan, and all other sums paid by any holder hereof to or on behalf of Payor, or any successor in interest to the Payor, pursuant to the terms of this Note, together with late charges thereon, including interest at the Default Rate as applicable, at the option of Payee or the then holder hereof and without notice, shall become immediately due and payable, and one or more executions may forthwith issue on any judgment or judgments obtained by virtue hereof; and (b) Payee or the then holder hereof may exercise all of its rights and remedies provided it in the Stock Purchase Agreement, at law or in equity. No failure on the part of any holder hereof to exercise any of the rights hereunder or under the Stock Purchase Agreement shall be deemed a waiver of such rights or of any Event of Default hereunder or thereunder.

Payor hereby releases Payee from all errors and defects whatsoever in entering an action on account of such Event of Default and any judgment obtained pursuant thereto.

ARTICLE 4 DEFAULT INTEREST

Notwithstanding the stated Interest Rate above, from and after the date of any Event of Default (as hereinafter defined) until such Event of Default is cured, and after the maturity hereof, the Loan shall bear interest at a rate per annum equal to the highest interest rate permitted under the laws of the Commonwealth of Pennsylvania (the "Default Rate"); which Default Rate shall be effective before and after judgment.

ARTICLE 5 LATE CHARGE

In addition to the foregoing, in the event any installment of principal is not paid within ten (10) days of the due date thereof, Payor shall, upon demand, pay a late charge on the over due Installment(s), only as determined by Payee, not to exceed five (5%) percent of any such overdue payment, as compensation for the additional services resulting from such overdue payment, which "late charge" shall be payable on demand. This charge shall be in addition to, and not in lieu of, any other remedy Payee may have and is in addition to any fees and charges of any agents or attorneys which Payee is entitled to employ upon the occurrence of any default hereunder, whether authorized herein, or by law.


ARTICLE 6 PREPAYMENT

Payor shall have the right to prepay the principal indebtedness, in whole or in part, at anytime without penalty.

ARTICLE 7 STOCK PURCHASE AGREEMENT

This Note evidences the amount payable by Payor hereunder. This Note is secured by and entitled to the benefits of its pro-rata portion of 10,000 common shares of See World Satellites Inc. deposited with the escrow agent pursuant to the terms of the Escrow Agreement.

ARTICLE 8 TAXES AND REVENUE STAMPS

If at any time the United States Government, the Commonwealth of Pennsylvania, or any subordinate political subdivision thereof, or any department or bureau thereof shall require Internal Revenue stamps, assess a

then and in such event upon demand from Payee, the Payor shall pay for same; and upon default in such payment within fifteen (15) days after demand for same, the holder of this Note may pay for such stamps and add the amount so paid to the principal debt evidenced by this Note and secured by the Stock Escrow Agreement, and said additional principal shall bear interest at the Default Interest Rate. If any law or ordinance adopted hereafter imposes a tax on the holder hereof with respect to this Note, the holder shall have the right at its election from time to time to require Payor, upon thirty (30) days notice, to pay such tax and, if not so paid, the holder hereof may pay such sum, which sum shall thereafter be added to the principal debt evidenced by this Note and secured by the Stock Escrow Agreement, and said additional principal shall bear interest at the Default Interest Rate. All of the obligations herein contained shall be absolute and unconditional, without regard to the liability of any other party hereto. Anything to the contrary herein notwithstanding, Payor shall have no obligation to pay any income, excess profits or similar tax based on and measured by net profits or gross profits levied on Payee or other holder hereof.

ARTICLE 9 INDEMNITY

Payor hereby indemnifies and agrees to save and hold Payee harmless from and against any and all liability, claim, loss or cost whatsoever, including reasonable attorney's fees and expenses, arising from any action of any nature whatsoever taken against Payor as the owner of See World Satellites, Inc.'s common stock or against Payee, as successor in title thereto, for any violation, omission, situation or condition under any law, statute, rule, regulation, judicial determination or ordinance now or hereafter in effect. This indemnity shall survive repayment of the Note in full and release of the Note.


ARTICLE 10 CONFESSION OF JUDGEMENT

PAYOR DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT (AS DEFINED IN THE LOAN AGREEMENT OF JANUARY 3, 2006) TO APPEAR FOR PAYOR AND, WITH OR WITHOUT DECLARATION FILED, CONFESS JUDGMENT AGAINST PAYOR AND IN FAVOR OF PAYEE, ITS SUCCESSORS AND ASSIGNS, FOR SUCH SUMS AS SHALL HAVE BECOME DUE UNDER THIS NOTE, BY ACCELERATION OR OTHERWISE, AND FOR SUCH SUMS DUE BY REASON OF ANY BREACH BY PAYOR OF ANY COVENANT OR CONDITION OF THIS NOTE, WITH COSTS OF SUIT AND A REASONABLE ATTORNEYS' COMMISSION FOR COLLECTION, AND FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION THEREON, WITH RELEASE OF ALL ERRORS, AND WITHOUT STAY OF EXECUTION, AND INQUISITION AND EXTENSION UPON ANY LEVY ON THE STOCK ARE HEREBY EXPRESSLY WAIVED, AND EXEMPTION OF ANY AND ALL STOCK FROM LEVY OR SALE BY VIRTUE OF ANY EXEMPTION LAW NOW IN FORCE OR WHICH MAY HEREAFTER BE ENACTED IS ALSO EXPRESSLY WAIVED BY PAYOR. PAYOR FURTHER AUTHORIZES AND EMPOWERS ANY ATTORNEY, EITHER IN ADDITION TO OR WITHOUT SUCH JUDGMENT FOR SPECIFIC SUMS DUE UNDER THIS NOTE, AS HEREINABOVE PROVIDED, TO APPEAR FOR PAYOR AND FOR ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH PAYOR, AND CONFESS JUDGMENT FORTHWITH AGAINST PAYOR AND SUCH OTHER PERSONS AND IN FAVOR OF PAYEE, WITH ALL THE CONDITIONS, FEES, RELEASES, WAIVERS OF STAY OF EXECUTION AND WAIVER OF EXEMPTION TO ACCOMPANY SAID CONFESSION OF JUDGMENT FOR AMOUNTS DUE. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF PAYEE, OR SOMEONE ON PAYEE'S BEHALF, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS NOTE AS A WARRANT OF ATTORNEY. THE ENTRY OF JUDGMENT UNDER THE FOREGOING WARRANT SHALL NOT EXHAUST THE WARRANT, BUT SUCCESSIVE JUDGMENTS MAY BE ENTERED THEREUNDER FROM TIME TO TIME AS OFTEN AS AN EVENT OF DEFAULT OCCURS. PAYEE MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR THE AMOUNT OF ANY JUDGMENT AND COSTS, WITHOUT LEAVE OF COURT. PAYOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE, THE STOCK PURCHASE AGREEMENT AND ANY OTHER MATERIAL DOCUMENTS. PAYOR HEREBY EXPRESSLY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO THE CONFESSION OF JUDGMENT PROVISIONS SET FORTH HEREIN.

ARTICLE 11 WAIVER OF TRIAL BY JURY

PAYOR AND PAYEE, BY ACCEPTANCE OF THIS NOTE, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF PAYEE OR PAYOR.

ARTICLE 12 SUCCESSORS AND ASSIGNS

This obligation shall bind Payor and its successors and assigns, and the benefits hereof shall inure to Payee and its successors and assigns, and subsequent holders hereof.


ARTICLE 13 GOVERNING LAW

This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its principles of choice of law.

ARTICLE 14 PARTIAL INVALIDITY

In case any term or provision of this Note or the application thereof to any Person (as hereinafter defined) or any circumstances shall to any extent be unenforceable or invalid for any reason, the remainder of this Note, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be impaired thereby, and such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, shall be deleted from this Note.

ARTICLE 15 DEFINITIONS

All capitalized terms used herein and not defined herein shall have the same meaning as set forth in the Stock Purchase Agreement. The word "Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the commonwealth of Pennsylvania or other day on which banking institutions are authorized or obligated to close in Pennsylvania. The word "Payor" shall mean the corporation named in this Note, and the successors and assigns of Payor. The word "Person" shall mean an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

ARTICLE 16 AUTHORIZATION

The Persons exceeding this instrument for and on behalf of Payor, hereby warrant, covenant, represent and confirm that they are duly and legally designated and authorized to execute and deliver this Note and that this instrument is valid and binding on Payor and the Land in accordance with its terms by reason of such execution.

ARTICLE 17 PAYEE"S RECORDS CONTROLLING

The unpaid principal amount of this Note, the unpaid interest accrued hereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of Payee, which shall be conclusive absent manifest error.

ARTICLE 18 WAIVERS

Except as expressly provided herein or therein, Payor hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Stock Purchase Agreement, the Stock Escrow Agreement and other Material Documents, and an action for amounts due hereunder or thereunder shall immediately accrue.


ARTICLE 19 NOTICES

All notices, requests, demands, directions and other communications (collectively, "Notices") under the provisions hereof shall be in writing unless otherwise expressly permitted hereunder, shall be sent as provided in the Stock Purchase Agreement and shall be effective when received. Payee may rely on any notice purportedly made by or on behalf of Payor, and shall have no duly to verify the identity or authority of the person giving such notice.

ARTICLE 20 ATTORNEYS' FEES

If this Note is placed in the hands of an attorney at law for collection by reason of an Event of Default on the part of Payor, Payor hereby agrees to pay to Payee, in addition to the sums stated above, the costs of collection, including reasonably attorneys' fees incurred in connection therewith.

ARTICLE 21 NO ORAL MODIFICATION

This Note may not be amended, modified or supplemented orally, but only by an agreement in writing signed by the parties.

ARTICLE 22 JOINT AND SEVERAL OBLIGATIONS

The obligations of each person or entity comprising Payor hereunder and under the Stock Purchase Agreement and Stock Escrow Agreement shall be joint and several obligations.

ARTICLE 23 COMPLIANCE WITH USURY LAWS

It is the intention of the parties to conform strictly to the usury laws, whether state or federal, which are applicable to this Note. All agreements between Payee and Payor, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Payee or the holder hereof, or collected by Payee or such holder, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein, or in any of the Loan Documents, exceed the maximum amount permissible under applicable federal or state usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Payee or other holder hereof shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Loan Documents and not the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Payor or to any other person making such payment on Payor's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Payor evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit

from the date of disbursement of the proceeds of this Note until payment in full of the Loan evidenced hereby and thereby so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof and thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Payor, any endorser or Guarantor and Payee.


ARTICLE 24 DEFINED TERMS

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

IN WITNESS WHEREOF, Payor has duly executed and delivered this Note as of the day and year first above written.

ATTEST: FTS Group, Inc., a Nevada corporation

By: /s/ Scott Gallagher

Scott Gallagher, President & CEO

</TEXT>
</DOCUMENT>

GRUSHKO & MITTMAN
Attorneys at Law

Phone: 212-697-9500
Fax: 212-697-3575
E-mail: Edrew.GandM@gmail.com

DATE: *October 7, 2008*

PAGES (including cover): *6*

TO: *Scott Gallagher, CEO*

COMPANY NAME: *FTS Group, Inc.*

FAX NUMBER: *(215) 689–2748*

MESSAGE: Re: FTS Group, Inc.

Please see attached letter.

From the desk of:
Eliezer Drew
551 Fifth Avenue, Suite 1601
New York, NY 10176

PENGAD 800-631-6989
EXHIBIT
G

Attorneys at Law
551 Fifth Avenue, Suite 1601
New York, New York 10176
(212) 697-9500 (Telephone)
(212) 697-3575 (Telecopier)
counslers@aol.com (e-mail)

Edward M. Grushko
Barbara R. Mittman
Eliezer Drew - Admitted NY/NJ

October 7, 2008

FACSIMILE, EMAIL and
FIRST CLASS MAIL

Scott Gallagher, CEO
FTS Group, Inc.
7610 West Hillsborough Avenue
Tampa, FL 33615
(215) 689–2748
ftsgroup@aol.com

Re: **Delivery Demand Notice**

Dear Mr. Gallagher:

Please be advised we received the attached delivery demands today.

Very truly yours,

GRUSHKO & MITTMAN, P.C.

Eliezer Drew

Cc: Amy Trombly, Esq. via email

DELIVERY DEMAND

October 6, 2008

To: Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176

Re: **Delivery Demand**

To Whom It May Concern:

We are writing to you regarding (i) an Assignment and Amendment No.1 to Note Agreement dated January 22, 2007, ("Amendment Agreement") among FTS Group, Inc. ("FTS"), Richard E. Miller ("Miller") and the Alpha Capital Anstalt f/k/a Alpha Capital Aktiengesellschaft ("Alpha"), Whalehaven Capital Fund, Ltd. ("Whalehaven"), Ellis International, Ltd. ("Ellis") and Platinum Long Term Growth V ("Platinum")(Alpha, Whalehaven, Ellis and Platinum collectively referred to as the "Assignees"), (ii) Promissory Notes issued by FTS and assigned to the Assignees as further identified on Schedule 1 (the "Notes"), (iii) a Funds Escrow Agreement dated January 22, 2007, among FTS the Assignees and Grushko & Mittman, P.C., and (iv) certain Stock Escrow Agreement between Miller and FTS dated, January 3, 2006. Reference is also made to the 10,000 shares of See World Satellite, Inc.'s common stock being held by Grushko & Mittman, P.C. as security for amounts due under the Notes (the "See World Shares").

Demand is hereby made that Grushko & Mittman, P.C. deliver the See World Shares to the Assignees.

Alpha Capital Anstalt

By:
Its:

Whalehaven Capital Fund, Ltd.

By:
Its:

Ellis International, Ltd.

By:
Its:

Platinum Long Term Growth V

By:
Its:

Schedule 1

Assignee	Note principal
Alpha	$325,000.00
Whalehaven	$200,000.00
Ellis	$150,000.00
Platinum	$325,000.00
Total	$1,000,000.00

DELIVERY DEMAND

To: Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176

October 6, 2008

Re: **Delivery Demand**

To Whom It May Concern:

We are writing to you regarding (i) an Assignment and Amendment No.1 to Note Agreement dated January 22, 2007, ("Amendment Agreement") among FTS Group, Inc. ("FTS"), Richard E. Miller ("Miller") and the Alpha Capital Anstalt f/k/a Alpha Capital Aktiengesellschaft ("Alpha"), Whalehaven Capital Fund, Ltd. ("Whalehaven"), Ellis International, Ltd. ("Ellis") and Platinum Long Term Growth V ("Platinum")(Alpha, Whalehaven, Ellis and Platinum collectively referred to as the "Assignees"), (ii) Promissory Notes issued by FTS and assigned to the Assignees as further identified on Schedule 1 (the "Notes"), (iii) a Funds Escrow Agreement dated January 22, 2007, among FTS the Assignees and Grushko & Mittman, P.C., and (iv) certain Stock Escrow Agreement between Miller and FTS dated, January 3, 2006. Reference is also made to the 10,000 shares of See World Satellite, Inc.'s common stock being held by Grushko & Mittman, P.C. as security for amounts due under the Notes (the "See World Shares").

Demand is hereby made that Grushko & Mittman, P.C. deliver the See World Shares to the Assignees.

Alpha Capital Anstalt

By:
Its:

Whalehaven Capital Fund Ltd

By: Brian Mazzella
Its: CFO

Ellis International, Ltd.

By:
Its:

Platinum Long Term Growth V

By:
Its:

Schedule 1

Assignee	Note principal
Alpha	$325,000.00
Whalehaven	$200,000.00
Ellis	$150,000.00
Platinum	$325,000.00
Total	$1,000,000.00

DELIVERY DEMAND

October 6, 2008

To: Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176

Re: Delivery Demand

To Whom It May Concern:

We are writing to you regarding (i) an Assignment and Amendment No.1 to Note Agreement dated January 22, 2007, ("Amendment Agreement") among FTS Group, Inc. ("FTS"), Richard E. Miller ("Miller") and the Alpha Capital Anstalt f/k/a Alpha Capital Aktiengesellschaft ("Alpha"), Whalehaven Capital Fund, Ltd. ("Whalehaven"), Ellis International, Ltd. ("Ellis") and Platinum Long Term Growth V ("Platinum")(Alpha, Whalehaven, Ellis and Platinum collectively referred to as the "Assignees"), (ii) Promissory Notes issued by FTS and assigned to the Assignees as further identified on Schedule 1 (the "Notes"), (iii) a Funds Escrow Agreement dated January 22, 2007, among FTS the Assignees and Grushko & Mittman, P.C., and (iv) certain Stock Escrow Agreement between Miller and FTS dated, January 3, 2006. Reference is also made to the 10,000 shares of See World Satellite, Inc.'s common stock being held by Grushko & Mittman, P.C. as security for amounts due under the Notes (the "See World Shares").

Demand is hereby made that Grushko & Mittman, P.C. deliver the See World Shares to the Assignees.

Alpha Capital Anstalt

By:
Its:

Whalehaven Capital Fund, Ltd.

By:
Its:

Ellis International, Ltd.

By:
Its: officer

Platinum Long Term Growth V

By:
Its:

Schedule 1

Assignee	Note principal
Alpha	$325,000.00
Whalehaven	$200,000.00
Ellis	$150,000.00
Platinum	$325,000.00
Total	$1,000,000.00

October 6, 2008

To: Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176

Re: **Delivery Demand**

To Whom It May Concern:

We are writing to you regarding (i) an Assignment and Amendment No.1 to Note Agreement dated January 22, 2007, ("Amendment Agreement") among FTS Group, Inc. ("FTS"), Richard E. Miller ("Miller") and the Alpha Capital Anstalt f/k/a Alpha Capital Aktiengesellschaft ("Alpha"), Whalehaven Capital Fund, Ltd. ("Whalehaven"), Ellis International, Ltd. ("Ellis") and Platinum Long Term Growth V ("Platinum")(Alpha, Whalehaven, Ellis and Platinum collectively referred to as the "Assignees"), (ii) Promissory Notes issued by FTS and assigned to the Assignees as further identified on Schedule 1 (the "Notes"), (iii) a Funds Escrow Agreement dated January 22, 2007, among FTS the Assignees and Grushko & Mittman, P.C., and (iv) certain Stock Escrow Agreement between Miller and FTS dated, January 3, 2006. Reference is also made to the 10,000 shares of See World Satellite, Inc.'s common stock being held by Grushko & Mittman, P.C. as security for amounts due under the Notes (the "See World Shares").

Demand is hereby made that Grushko & Mittman, P.C. deliver the See World Shares to the Assignees.

Alpha Capital Anstalt

By:
Its:

Whalehaven Capital Fund, Ltd.

By:
Its:

Ellis International, Ltd.

By:
Its:

Platinum Long Term Growth V

[signature]
By: Mark Nordlicht
Its: General Manager

Schedule 1

Assignee	Note principal
Alpha	$325,000.00
Whalehaven	$200,000.00
Ellis	$150,000.00
Platinum	$325,000.00
Total	**$1,000,000.00**

BY-LAWS

ARTICLE I - OFFICES

The registered office shall be at R.D. #2, Box 342, Homer City, Pennsylvania.

The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II - SEAL

The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania."

ARTICLE III - SHAREHOLDERS' MEETING

1. PLACE OF MEETING.

All meetings of the shareholders shall be held at the office of the corporation at R.d. #2, Box 342, Homer City, PA 15748

or such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time to time be selected.

2. ANNUAL MEETING.

The annual meeting of the shareholders, shall be held on the 13th day of March in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 2:00 o'clock P. M. when they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting.

3. QUORUM.

A Shareholder's meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Adjournment

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or adjournments of any annual or special meeting may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors until such directors have been elected. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

4. VOTING.

At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact, and filed with the secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. Elections for directors shall be by cumulative voting. Upon demand made by a shareholder at any election for directors before the voting begins, the election shall be by ballot. No share shall voted at any meeting upon which any installment is due and unpaid. The original share transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence of the right of the person therein to vote thereon.

5. NOTICE OF MEETING.

Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the corporation, at least 10 days prior to the meeting.

6. JUDGES OF ELECTION.

In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or proxy shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request

of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the Chairman of the meeting, or of any shareholder or proxy, the judge(s) shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

7. SPECIAL MEETINGS.

Special meetings of the shareholders may be called at any time by the president, or the Board of Directors, or the holders of not less than one-fifth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held not less than ten nor more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all shareholders entitled to vote consent thereto.

Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given to each shareholder entitled to vote thereat at least five days before such meeting, unless a greater period of notice is required by statute in a particular case.

8. VOTING LIST.

The officer or agent having charge of the share transfer book shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be kept on file at the registered office of the corporation, and shall be subject to inspection by any shareholder at any time during usual business hours, and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer book, or to vote, in person or by proxy, at any meeting of shareholders.

ARTICLE IV - DIRECTORS

1. BOARD OF DIRECTORS.

The business of the corporation shall be managed by its Board of Directors, one (1) in number, who shall be natural persons of full age and need not be resident(s) of this Commonwealth or shareholders in the corporation. They shall be elected by the shareholders, at the annual meeting of shareholders of the corporation, and each director shall be elected for the term of at least one year, and until his successor shall be elected and shall qualify.

2. POWERS.

In addition to the powers and authorities by these By-Laws expressly conferred upon them, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

3. MEETINGS OF THE BOARD.

The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

Each newly elected Board of Directors may meet at such place and time as shall be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the directors.

Regular meetings of the board shall be held without notice at the registered office of the corporation, or at such other time and place as shall be determined by the board.

4. SPECIAL MEETINGS.

Special meetings of the Board of Directors may be called by the President on five days notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of two directors.

5. QUORUM.

A majority of the directors in office shall be necessary to

constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

6. VACANCIES.

Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or any special meeting duly called for the purpose and held prior thereto.

7. COMPENSATION OF DIRECTORS.

Directors as such shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE V - OFFICERS

1. OFFICERS, ELECTIONS, TERM, ETC.

The executive officers of the corporation shall be chosen by the directors and shall be a President, Secretary and Treasurer. The Board of Directors may also choose a Vice-President and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. It shall not be necessary for the officers to be directors.

The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the corporation will be served thereby.

2. PRESIDENT.

The President shall be the chief executive officer of the

corporation; the President shall preside at all meetings of the shareholders and directors; the President shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific power, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. The President shall be ex-officio a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation.

3. SECRETARY.

The Secretary shall attend all sessions of the board and all meetings of the shareholders and act as clerk thereof, record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or President, and under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the corporate seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it.

4. TREASURER.

The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. The Treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the board, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the corporation.

5. VACANCIES.

If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term.

ARTICLE VI - ACTION BY CONSENT

Any action which may be taken at a meeting of the shareholders, or at a meeting of the directors or members of the executive committee, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose, or by all of the directors or the members of the executive committee, as the case may be, and shall be filed with the Secretary of the corporation.

ARTICLE VII - CORPORATE RECORDS

1. RECORDS REQUIRED.

There shall be kept at the registered office of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or alterations thereof to date, certified by the Secretary of the corporation. An original or duplicate share transfer book shall also be kept at the registered office, or at the office of a transfer agent or registrar within this Commonwealth, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

2. INSPECTION.

Every shareholder shall have a right to examine, in person or by his agent or attorney, at any reasonable time or times for any reasonable purpose, the share transfer book, books or records of account, and records of the proceedings of the shareholders and directors, and make extracts therefrom.

ARTICLE VIII - SHARES

1. CERTIFICATES.

The share certificate of the corporation shall be numbered and registered in the share transfer books of the corporation, as they are issued. They shall be signed by the President and Secretary and shall bear the corporate seal.

2. TRANSFERS OF SHARES.

Transfers of shares shall be made on the books of the

corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of Article 8 of the Uniform Commercial Code, and its amendments and supplements.

3. CLOSING SHARE TRANSFER BOOKS OR FIXING RECORD DATE.

The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution or to receive any such allotment or rights, or to exercise the rights in respect to any change, conversion, or exchange of shares. In such cases only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole of any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by such shareholder to the corporation for the purpose of notice. While the share transfer books of the corporation are closed, no transfer of shares shall be made thereon. If no record date if fixed for the determination of shareholders entitled to receive notice of and vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to notice of and vote at such meeting.

4. LOST CERTIFICATES.

Any person claiming the loss, destruction or mutilation of a share certificate may have a new certificate issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

ARTICLE IX- CORPORATE FINANCE

1. DIVIDENDS.

Subject to the provisions of the statutes and the Articles of

Incorporation, the Board of Directors may declare any pay dividends upon the outstanding shares of the corporation from time to time and to such extent as it deems advisable.

2. RESERVES.

Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

3. ANNUAL STATEMENT.

The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

4. FISCAL YEAR.

The fiscal year of the corporation shall begin on the first day of January in each year.

ARTICLE X - MISCELLANEOUS PROVISIONS

1. NOTICES.

Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to the address appearing on the books of the corporation, or supplied by such person to the corporation for the purpose of notice. If the notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

Any shareholder or director may waive in writing and at any time, any notice required to be given under the By-Laws. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting,

except where the express purpose of such attendance is to object to the transaction of any business because the meeting was not lawfully called or convened.

2. CHECKS.

All checks, demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors shall from time to time designate.

ARTICLE XI - AMENDMENTS

These By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereat at any regular or special meeting of the shareholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting.

Simpson, Kablack & Bell
Attorneys at Law
834 Philadelphia Street, Suite 200
Indiana, Pennsylvania 15701

Wayne A. Kablack
Paul A. Bell, II
Thomas Rivosecchi

Mathew G. Simon

John S. Simpson, Retired

Telephone 724-465-5559
Fax 724-465-2046

File No. 298

December 8, 2008

Robert J. Ridge, Esquire
Thorp Reed & Armstrong, LLP
One Oxford Centre
301 Grant Street, 14th Floor
Pittsburgh, PA 15219-1425

RE: See World Satellites, Inc.

Dear Mr. Ridge:

As I advised you last Friday, I do represent S&T Bank. It is my understanding at the time that I spoke to you last Friday that the See World account has already been closed. I have confirmed with the Bank that in fact it was closed and that the proceeds were forwarded to See World Satellites. At the time that the account was closed, there were not significant funds in the account.

S&T Bank did not in any way interfere with the business of See World Satellite. In accordance with discussions with Scott Gallagher as well as Mr. Grushko, my client did not immediately close the account after my client became aware there was a controversy.

Both Ms. Novins and Mr. Grushko were advised that the Bank did not want to be involved in their dispute and that the Bank was considering closing the account, so as not to be involved in their litigation. Ms. Novins took the position that FTS Group, Inc. should have control of See World and Mr. Grushko took the position that his clients had the right to do what they did. S&T Bank kept the account open to provide the parties the opportunity to resolve their problems.

Since the parties could not come to an accommodation on how to deal with this matter, the Bank notified See World Satellites that the account would be closed. I provided a copy of that letter to Ms. Novins as well as Mr. Grushko, so that they were aware that the account would be closed. It was not immediately closed, so See World Satellites would have the ability to establish an account at another Bank to carry on its business. It is my understanding See World Satellite did establish another account prior to S&T Bank account being closed.

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RECEIVED DEC - 9 2008

With best regards personally, I remain.

Sincerely yours,

Wayne A. Kablack

WAK/kb